As Filed with the Securities and Exchange Commission on October 16, 2006

Registration No. 333-136574

Registration No. 333-136574-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSHARES DB US DOLLAR INDEX TRUST

DB US DOLLAR INDEX MASTER TRUST

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-0778080 (Registrant) 87-0778081 (Co-Registrant)
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Kevin Rich c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price†	Amount of Registration Fee‡
PowerShares DB US Dollar Index Bullish Fund Common Units of Beneficial Interest	$50,000,000	$5,350
PowerShares DB US Dollar Index Bearish Fund Common Units of Beneficial Interest	$50,000,000	$5,350

†	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25 per Share.
‡	The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. The Shares were registered and the registration fee in respect thereof was paid on August 11, 2006.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 16, 2006

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund  $50,000,000 Common Units of Beneficial Interest

PowerShares DB US Dollar Index Bearish Fund $50,000,000 Common Units of Beneficial Interest

PowerShares DB US Dollar Index Trust, or the Trust, is organized in two separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only. Shares in each Fund are being separately offered. Shares may be purchased from each Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 200,000 Shares, called a Basket. Each Fund will issue its Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the American Stock Exchange, or the Amex, or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares comprising the Baskets they purchase from a Fund to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the Amex and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the Amex at the time of sale.

The Shares of each Fund will trade on the Amex under the following symbols: PowerShares DB US Dollar Index Bullish Fund – UUP and PowerShares DB US Dollar Index Bearish Fund – UDN.

Each Fund will invest the proceeds of its offering of Shares in a corresponding series of DB US Dollar Index Master Trust, or the Master Trust. The Master Trust is organized in two separate series as a Delaware statutory trust. Each series of the Master Trust, called a Master Fund, corresponds to a particular Fund.

DB Commodity Services LLC will serve as the Managing Owner, commodity pool operator and commodity trading advisor of each Fund and each Master Fund. Each Master Fund will invest in futures contracts, or DX Contracts, which expire during the months of March, June, September and December with a view to tracking the Deutsche Bank US Dollar Index (USDX®) Futures Index – Excess Return, or the Index, over time. The Index is calculated to reflect both the changes in market value over time, whether positive or negative, of long positions on DX Contracts, or the Long Index, and the changes in market value over time, whether positive or negative, of short positions on DX Contracts, or the Short Index. DX Contracts are traded through the FINEX® currency markets of the New York Board of Trade®, or the NYBOT®, under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index®, or the USDX®. The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies, or Index Currencies, which comprise the USDX® – Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

PowerShares DB US Dollar Index Bullish Fund, or the Bullish Fund, through its Master Fund, will establish long positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Long Index and PowerShares DB US Dollar Index Bearish Fund, or the Bearish Fund, through its Master Fund, will establish short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Short Index. Each Master Fund’s portfolio includes United States Treasury securities for deposit with commodities brokers as margin and other high credit quality short-term fixed income securities. The performance of each Fund also is intended to reflect the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of such Fund and its corresponding Master Fund.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner. New York Board of Trade, NYBOT®, FINEX®, and U.S. Dollar Index® and USDX® are registered service marks of the Board of Trade of the City of New York, Inc.

Except when aggregated in Baskets, the Shares are not redeemable securities.

These are speculative securities. Before you decide whether to invest in a Fund, read this entire Prospectus carefully.

A patent application regarding the creation and operation of the Trust is pending at the United States Patent and Trademark Office.

The Shares are speculative securities and their purchase involves a high degree of risk.

YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN A FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 19 OF THIS PROSPECTUS.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of each Master Fund’s trading program will depend upon the skill of the Managing Owner and its trading principals.

•	You could lose all or substantially all of your investment.

•	Investors will pay fees in connection with their investment in Shares including asset-based fees of 0.50% per annum. Additional charges include brokerage fees expected to be approximately 0.05% per annum in the aggregate. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

On [•], 2006, Deutsche Bank Securities Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of 200,000 Shares of each Fund, which comprise the initial Basket of each Fund, at a purchase price of $25.00 per Share ($5,000,000 per Basket), as described in “Plan of Distribution.” The Initial Purchaser proposes to offer to the public these 200,000 Shares at a per-share offering price that will vary depending upon, among other factors, the trading price of the Shares on the Amex, the net asset value per Share and the supply of and demand for Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. The Initial Purchaser may charge a customary brokerage commission.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. Neither Fund and neither Master Fund is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[            ], 2006 (Not for use after [            ], 2007)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THESE POOLS AT PAGE 67 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN EITHER OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 19 THROUGH 28.

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

THE BOOKS AND RECORDS OF EACH FUND AND EACH MASTER FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1625 BROADWAY, SUITE 2200, DENVER, COLORADO 80202; TELEPHONE NUMBER (303) 623–2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND AND MASTER FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS WILL BE MAINTAINED BY THE BANK OF NEW YORK, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315–4850. ALL OTHER BOOKS AND RECORDS OF EACH FUND AND EACH MASTER FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH MASTER FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUNDS’ PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250–5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE

-i-

MANAGING OWNER’S WEBSITE AT WWW.DBFUNDS.DB.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE FUND’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST AND THE MASTER TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUNDS AND THE MASTER FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST AND THE MASTER TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, EITHER FUND, THE MASTER TRUST OR EITHER MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB US DOLLAR INDEX TRUST NOR DB US DOLLAR INDEX MASTER TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

POWERSHARES DB US DOLLAR INDEX TRUST

Prospectus Section	Page
THE RISKS YOU FACE	19
(1) The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by its corresponding Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund Shares.	19
(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	19
(3) A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.	20
(4) The Master Funds are Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.	20
(5) Investors who Invest Only in Either the Bullish Fund or the Bearish Fund May Not be able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.	20
(6) Amex May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.	20
(7) The Lack of An Active Trading Market for the Shares of a Fund May Result in Losses on Your Investment at the Time of Disposition of Your Shares.	21
(8) The Shares of each Fund Are a New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.	21
(9) As the Managing Owner and its Principals have Only a Limited History of Operating Investment Vehicles like the Funds or the Master Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds or the Master Funds.	21

Prospectus Section	Page
(10) You May Not Rely on Past Performance in Deciding Whether to Buy Shares.	21
(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.	21
(12) Short Selling Theoretically Exposes the Bearish Master Fund to Unlimited Losses.	21
(13) Price Volatility May Possibly Cause the Total Loss of Your Investment.	23
(14) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	23
(15) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.	23
(16) Possible Illiquid Markets May Exacerbate Losses.	24
(17) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	24
(18) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	24
(19) Failure of Currency Futures Trading to Exhibit Low Correlation to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	24
(20) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	24
(21) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	24
(22) Shareholders of Each Fund Will Be Subject to Taxation on Their Share of the Corresponding Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	25

Prospectus Section	Page
(23) Items of Income, Gain, Deduction, Loss and Credit with respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by its Corresponding Master Fund in Allocating Master Fund Tax Items.	25
(24) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	25
(25) Failure of FCMs or Commodity Brokers to Segregate Assets May Increase Losses.	25
(26) Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds.	26
(27) Lack of Independent Advisers Representing Investors.	26
(28) Possibility of Termination of the Funds May Adversely Affect Your Portfolio.	26
(29) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	26
(30) An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.	26
(31) Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares.	27
(32) Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower if the DX Contracts Were Trading at a Premium.	27
(33) The Value of the Shares Will be Adversely Affected if the Funds or the Master Funds are Required to Indemnify the Trustee or the Managing Owner.	27
(34) The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.	27

Prospectus Section	Page
(35) Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares of a Fund.	28
(36) Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares of a Fund.	28
(37) Potential for Arbitrage of Futures Contracts on the Index between the Futures Contracts offered on the NYBOT versus FINEX Europe May be Detrimental as Well as Advantageous.	28
(38) Although the Shares of each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder will Increase a Shareholder’s Liability.	28

THE MASTER-FEEDER STRUCTURE	29

INVESTMENT OBJECTIVES	29

Investment Objectives	29
Role of Managing Owner	31
Market Diversification	31

DESCRIPTION OF THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN	31

General	31
USDX® Composition	32
Index Calculation	32
Index Rolls	33
Change in the Methodology of the Index	33
Publication of Closing Levels and Adjustments	33
Interruption of Index Calculation	34
Historical Closing Levels	36
Cautionary Statement–Statistical Information	36

PERFORMANCE OF COMMODITY POOL OPERATED BY THE MANAGING OWNER AND ITS AFFILIATES	60

DESCRIPTION OF DX CONTRACTS	62

Trading DX Contracts	62
Avoids Single Currency Risk	62
Pricing of DX Contracts	62
Advantages of DX Contracts	63
Ease and Efficiency	63
Superior Technical Applications	63

v

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Shares. This Prospectus is intended to be used beginning [                     ], 2006.

The Trust and the Funds; The Master Trust and the Master Funds

•	PowerShares DB US Dollar Index Trust, or the Trust, was formed as a Delaware statutory trust in separate series, or Funds, on August 3, 2006. Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The term of the Trust and each Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and each Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

•	DB US Dollar Index Master Trust, or the Master Trust, was formed as a Delaware statutory trust in separate series, or Master Funds, on August 3, 2006. Each Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of such Master Fund. The term of the Master Trust and each Master Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Master Trust and each Master Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

Each of the Trust and Master Trust was organized in two separate series as a Delaware trust rather than as two separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization.

Shares Listed on the Amex

The Shares of each Fund will be listed on the Amex under the following symbols:

•	PowerShares DB US Dollar Index Bullish Fund—UUP and

•	PowerShares DB US Dollar Index Bearish Fund—UDN.

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, on the Amex

The Shares of each Fund will trade on the Amex like any other equity security.

Baskets of Shares in each Fund may be created or redeemed only by Authorized Participants, except that the initial Baskets in each Fund were created by the Initial Purchaser. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on the Amex, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the Amex and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the Amex at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the Amex, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors will be able to use the indicative intra day value per Share to determine if they want to purchase in the secondary market via the Amex. The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s futures contracts to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the Amex and Other Sources

The following table lists additional Amex symbols and their meanings with respect to the Funds and the Index:

Bullish Fund:

KUP	Intra-day indicative value per Share of the Bullish Fund
KUP.NV	End of day net asset value of the Bullish Fund
USDUPX	Intra-day and Index closing level as of close of Amex from the prior day

Bearish Fund:

JDN	Intra-day indicative value per Share of the Bearish Fund
JDN.NV	End of day net asset value of the Bearish Fund
USDDNX	Intra-day and Index closing level as of close of Amex from the prior day

The intra-day data in the above tables will be published once every fifteen seconds throughout each trading day.

The Index Sponsor will publish the daily closing level of the Index as of the close of the Amex. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share daily. Additionally, the Index Sponsor will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the Index (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Bullish Fund: KUP; Bearish Fund: JDN) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) will be published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbols: Bullish Fund: KUP.NV; Bearish Fund: JDN.NV) will be published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, the Master Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Numbers

The Bullish Fund’s CUSIP number is 73936D107.

The Bearish Fund’s CUSIP number is 73936D206.

The Master-Feeder Structure

Each Fund will invest substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund will hold no investment assets other than Master Fund Units of its corresponding Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Risk Factors

An investment in Shares of either Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to each Fund. Each Fund has particular risks that are set forth elsewhere in this Prospectus.

•	None of the Funds or the Master Funds has any operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in either the Bullish Fund or the Bearish Fund.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in either the Bullish Fund or the Bearish Fund could be lost.

•	The trading of each Master Fund takes place in very volatile markets.

•	Investment in foreign exchange related products are subject to many factors which contribute or increase potential volatility, including, but not limited to:

•	National debt levels and trade deficits, including changes in balances of payments and trade;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Currency exchange rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Supply and demand changes which influence the foreign exchange rates of various currencies;

•	Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•	Expectations among market participants that a currency’s value soon will change.

•

The Funds and the Master Funds are subject to fees and expenses in the aggregate amount of approximately 0.55% per annum as described herein and will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed approximately 0.55% per annum. The Master Funds (and, in turn, the Funds) are expected to earn interest income equal to 5.01% per annum, based upon the current yield of 3-month U.S. Treasury bills. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund is expected to have net income equal to approximately 4.46% per annum, assuming that both Funds have not experienced gains or losses from their futures trading.

•	There can be no assurance that either the Bullish Fund or the Bearish Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of a Fund may not track the Index during particular periods or over the long term. Such tracking error may cause a Fund to outperform or underperform the Index.

•	Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both indirect wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Master Funds and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Master Funds may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Master Funds’ accounts due to the existence of such other clients. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of a Master Fund or may compete with a Master Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Funds.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Trust and the Master Trust. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Trust and each Fund and the Master Trust and each Master Fund and has only nominal duties and liabilities to the Trust, the Funds, the Master Trust and the Master Funds.

Investment Objectives and the Index

The Funds and the Master Funds seek to track the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return, or the Index, over time, plus the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses. The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in futures contracts (symbol: DX, traded through the FINEX® currency markets of the NYBOT), or DX Contracts. The Short Index is calculated to reflect the changes in market value over time of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. Each

Fund will pursue its investment objective by investing substantially all of its assets in a corresponding Master Fund. The Bullish Master Fund will seek to track the Long Index by establishing long positions in DX Contracts while the Bearish Master Fund will seek to track the Short Index by establishing short positions in DX Contracts. The Shares are designed for investors who want a cost-effective and convenient way to invest in a currency futures contract on a currency index that reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares of each Fund will trade on the Amex and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•	Each Master Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Master Funds will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares will be eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies of the USDX®, or the Index Currencies. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the U.S. Dollar Index®, or USDX®. USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in USDX® reflect a geometric weighted average of the change in the Index Currencies exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contract since the Base Date.

Since the Base Date, the Long Index closing level has ranged from as high as 100.58 on January 5, 1987 to as low as 59.41 on December 30, 2004. Since the Base Date, the Short Index closing level has ranged from as high as 148.76 on April 18, 1995 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

The underlying DX Contracts of the Index are rolled quarterly on the Index Roll Day which is the Wednesday prior to the applicable IMM Date. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

DX Contracts are rolled on the Wednesday prior to each IMM Date as follows:

•	The DX Contract that expires on the next IMM Date is sold.

•	A position in the DX Contract that expires on the IMM Date following the next IMM Date is purchased.

Volatility of the Index has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the Index closing level. Thus, if the Index closing level is 100.00, the DX Contract will be valued $100,000. If the Index closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60

Closing Level at Inception:	100.00

USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Index Currencies and Index Base Weights used in the calculation of USDX® are based on those used in the original Federal Reserve Board’s trade-weighted U.S. Dollar Index. The Index Base Weights of the Index Currencies comprising the USDX® in the above table have been fixed since inception in 1973, except for the changes necessitated by the introduction of the Euro. Because USDX® is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other data sources. USDX® is calculated as a geometric weighted average of the change in the Index Currency exchange rates against the U.S. dollar relative to March 1973. USDX® measures the dollar’s general value relative to a base of 100.00. A quote of “105.50” means the dollar’s value has risen 5.50% since March 1973 relative to the underlying basket of Index Currencies which comprise the USDX®.

Each Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.

Under the Trust Declarations of each Fund and each Master Fund, Wilmington Trust Company, the Trustee of each Fund and each Master Fund has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund and its corresponding Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that either Fund or either Master Fund will achieve its investment objective or avoid substantial losses. Neither Master Fund has commenced trading and neither has any performance history. The value of the Shares of each Fund is expected to fluctuate generally in relation to changes in the value of its corresponding Master Fund Units.

Shares of each Fund Should Track Closely the Value of the Index

The Shares of each of the Bullish Fund and the Bearish Fund are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of either the Long Index and the Short Index, respectively, over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding Master Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

Each Master Fund will invest in DX Contracts, which are futures contracts on the USDX®. DX Contracts are traded exclusively through the FINEX® currency markets of the NYBOT. Each Master Fund will also hold cash and United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities. Each Master Fund’s portfolio is traded with a view to reflecting the changes, whether positive or negative, in the levels of the Long Index or the Short Index, as appropriate, over time, whether the Index is rising, falling or flat over any particular period. The Bullish Master Fund will establish long positions in DX Contracts and the Bearish Master Fund will establish short positions in DX Contracts. Neither Master Fund is “managed” by traditional methods, which typically involve effecting changes in the composition of the Master Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, will serve as Managing Owner of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner and its trading principals have only limited experience in operating a commodity pool and in managing a futures trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and each Fund and the Master Trust and each Master Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of either Fund is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of such Master Fund. No separate fee will be paid by either Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Master Funds. Such executing brokers will give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which will serve as each Master Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker will execute and clear each Master Fund’s futures transactions and will perform certain administrative services for each Master Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

Each Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of either Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Managing Owner, on behalf of each Fund and each Master Fund, has appointed The Bank of New York as the administrator, or Administrator, of each Fund and each Master Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York will serve as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York will serve as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315-4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund and each Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon

30 days’ prior written notice if either Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of each Fund and each Master Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by either Fund or either Master Fund.

Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

The Distributor

The Managing Owner, on behalf of each Fund and each Master Fund, has appointed ALPS Distributors, Inc., or the Distributor, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. The Distributor will retain all marketing materials separately for each Fund and Master Fund, at c/o ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (877) 369-4617. Each Fund has entered into a Distribution Services Agreement with the Distributor. The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds, with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. The Distributor provides distribution services and has approximately $120 billion in client assets under distribution.

The Managing Owner, out of the relevant Management Fee, will pay the Distributor for performing its duties on behalf of such Fund or its corresponding Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers.

Certain assistance and marketing services provided for the Funds by the Distributor will be performed using registered representatives of the Distributor who are affiliates or employees of PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Funds. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of the Funds and has no responsibility for the performance of the Funds or the decisions made or actions taken by the Managing Owner.

Limitation of Liabilities

Although the Managing Owner has unlimited liability for any obligations of each Fund that exceed that Fund’s net assets, your investment in a Fund is part of the assets of that Fund and its corresponding Master Fund, and it will therefore be subject to the risks of that Fund’s and Master Fund’s trading only. You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested. We have received an opinion of counsel that each Fund will be entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of the other Fund or of the other Master Fund, and, unless otherwise provided in the Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust or Master Trust generally or any other series thereof will be enforceable against the assets of such Fund or Master Fund, as the case may be.

Creation and Redemption of Shares

The Funds will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares of a Fund. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

The Master Funds will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets in a particular Master Fund may be created or redeemed only by its corresponding Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by its corresponding Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by such Fund.

See “Creation and Redemption of Shares” for more details.

The Offering

On [•], 2006, Deutsche Bank Securities Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of 200,000 Shares of each Fund, which comprise the initial Basket of each Fund, at a purchase price of $25.00 per Share ($5,000,000 per Basket), as described in “Plan of Distribution.”

Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Each Master Fund will issue Master Fund Units in Master Unit Baskets to its corresponding Fund continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between each Fund and its corresponding Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by the Funds. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, in respect of a Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Master Fund Unit, in respect of a Master Fund, is the net asset value of the Master Fund divided by the number of its outstanding Master Fund Units. Because there will be a one to one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund and each Master Fund has assumed all liabilities of its corresponding Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund will be equal.

See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Declarations—Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Fund Units of each Master Fund are uncertificated and held by its corresponding Fund in book-entry form.

Segregated Accounts/Interest Income

The proceeds of the offering of each Fund will be deposited in cash in a segregated account in the name of its corresponding Master Fund at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. Each Master Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non margin assets of each Master Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Master Fund is estimated to be 5.01% per annum, based upon the current yield on 3-month U.S. Treasury bills. This interest income will be used by each Master Fund to pay its own expenses and the expenses of its corresponding Fund. See “Fees and Expenses” for more details.

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Fees and Expenses

Management Fee	Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of such Master Fund. No separate management fee will be paid by its corresponding Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and its corresponding Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations also will be paid by the Managing Owner.

Brokerage Commissions and Fees	Each Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of a Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses	Each Master Fund will pay all the extraordinary fees and expenses, if any, of itself and its corresponding Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income.

The Management Fee and the brokerage commissions and fees of each Master Fund and its corresponding Fund will be paid first out of interest income from each Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of each Master Fund and its corresponding Fund. To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker:

• The Bullish Fund	(0.55)%

• The Bearish Fund	(0.55)%

The Funds and the Master Funds will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed approximately 0.55% per annum. The Master Funds (and, in turn, the Funds) are expected to earn interest income equal to 5.01% per annum, based upon the current yield of 3-month U.S. Treasury bills. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund is expected to have net income equal to approximately 4.46% per annum, assuming that both Funds have not experienced gains or losses from their futures trading.

Distributions

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of each Fund and each Master Fund ends on December 31 of each year.

Financial Information

The Funds and the Master Funds have only recently been organized and have no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” neither Fund will be classified as an association taxable as a corporation. Instead, each Fund expects that it will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in the particular Master Fund held by the applicable Fund. Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor its corresponding Fund will incur United States federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of its corresponding Master Fund’s income, gain, loss, deductions and other items for its corresponding Master Fund’s taxable year ending with or within the owner’s taxable year.

Regulated investment companies (“RICs”) that invest in Shares of a Fund will be treated as owning a proportionate share of the corresponding Master Fund’s assets and will take into account their allocable share of the Master Fund’s income, gain and loss when testing compliance with the asset, income and other statutory requirements specifically applicable to them. Neither Master Fund meets the definition of a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Internal Revenue Code of 1986, as amended, or the Code, for purposes of satisfying the qualification requirements specifically applicable to RICs. However, under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a Master Fund’s currency futures transactions and interest income from its investment in debt obligations is treated as qualifying income. Because neither Master Fund is a qualified PTP, a RIC’s investment in Shares of a Master Fund’s corresponding Fund would not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in the Shares provided it otherwise can satisfy the qualification requirements. The U.S. Treasury has specific statutory authority to promulgate tax regulations to exclude from the definition of qualifying income foreign currency gains which are unrelated to the RIC’s business of investing in stocks or securities, although to date no such regulations have been issued or proposed.

Nonetheless, there is a risk that at some future date, regulations could be issued which would recharacterize all or a portion of the income from a Master Fund’s foreign currency futures transactions as nonqualifying income for a RIC. The Master Funds do not intend to seek a ruling on this issue, and no assurance can be given that any future regulations would not have retroactive effect. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Master Fund to them under current tax rules.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares in a Fund.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

“Breakeven Table”

	Dollar Amount and Percentages of Expenses of each Fund[1]
Expense	$	%
Management Fee[2]	$0.13	0.50%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.01	0.05%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Interest Income[7]	$(1.25)	(5.01)%
12-Month Breakeven (continuous offering period)[8,9]	$(1.11)	0.00%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 67 for an explanation of the expenses included in the “Breakeven Table.”
2.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator and the Distributor.
3.	The Managing Owner is responsible for paying the organization and offering expenses of the Fund and the Master Fund.
4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Master Fund.
5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund.
6.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
7.	Interest income currently is estimated to be earned at a rate of 5.01%, based upon the current yield on 3-month U.S. Treasury bills.
8.	The Funds and the Master Funds are subject to (i) a Management Fee of 0.50% per annum and (ii) estimated brokerage commissions and fees of 0.05% per annum. The Funds and the Master Funds are subject to fees and expenses in the aggregate amount of approximately 0.55% per annum. The Funds and Master Funds will be successful only if their annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceed approximately 0.55% per annum. The Master Funds (and, in turn, the Funds) are expected to earn 5.01% per annum, based upon the current yield of 3-month U.S. Treasury bills. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund would be expected to earn approximately 4.46% per annum, assuming that both Funds have not experienced either gains or losses resulting from investing in the underlying futures contracts.
9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Funds’ website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds and the Master Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds and the Master Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Patent Applications Pending

A patent application directed to the creation and operation of the Trust is pending at the United States Patent and Trademark Office.

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ORGANIZATION CHART

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

(1)	The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by its corresponding Master Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund Shares.

The Shares of each Fund are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of its corresponding Index, over time, through its corresponding Master Fund’s investment in the DX Contracts. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the DX Contracts, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and its corresponding Master Fund. The price of the DX Contracts may fluctuate widely. Several factors may affect the price of the Index Currencies, and in turn, the DX Contracts owned by a Master Fund, including, but not limited to:

•	National debt levels and trade deficits, including changes in balances of payments and trade;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Currency exchange rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Supply and demand changes which influence the foreign exchange rates of various currencies;

•	Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•	Expectations among market participants that a currency’s value soon will change.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its corresponding Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share of the Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the prices of the Index Currencies trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares of a Fund or can redeem a Redemption Basket at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by non-concurrent trading hours between the Amex and the NYBOT, which is one of the futures exchanges on which DX Contracts are traded. While the Shares of each Fund trade on the Amex from 9:30 a.m. to 4:15 p.m. Eastern Standard Time, DX Contracts are traded on the NYBOT from 8:05 a.m. to 3:00 p.m. Eastern Standard Time. Consequently, liquidity in DX Contracts will be reduced after the close of the NYBOT’s trading at 3:00 p.m. Eastern Standard Time. As a result, during the time when the Amex is open and the NYBOT is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the net asset value of such Shares.

(3)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.

It is possible that a Fund’s performance may not fully replicate the changes in the level of the Index to which it corresponds due to disruptions in the markets for the Index Currencies or DX Contracts, or due to other extraordinary circumstances. In addition, a Fund is not able to replicate exactly the changes in the level of the Index because the total return generated by its corresponding Master Fund is reduced by expenses and transaction costs, including those incurred in connection with such Master Fund’s trading activities, and increased by interest income from the Master Fund’s holdings of short-term high quality fixed income securities. Tracking the Index requires trading of a Master Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4)	The Master Funds are Not Actively Managed and Will Track the Index During Periods in which the Index Is Flat or Declining as well as when the Index Is Rising.

The Master Funds are not actively managed by traditional methods. For example, if the DX Contracts owned by the Bullish Master Fund are declining in value, such Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5)	Investors who Invest Only in Either the Bullish Fund or the Bearish Fund May Not be able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.

The Bullish Fund is expected to rise as a result of any upward price movement in DX Contracts. The Bearish Fund is expected to rise as a result of any downward price movement in DX Contracts.

If the price of the DX Contracts decreases, the Bearish Fund will profit and the Bullish Fund will suffer loss. If the price of the DX Contracts increases, the Bullish Fund will profit and the Bearish Fund will suffer loss. Therefore, the investment experience of investors who plan to invest in either the Bullish Fund or the Bearish Fund will depend upon selection of the appropriate Fund in light of the price movements of the DX Contracts. Such selection may become unprofitable in the future if the price of the DX Contracts changes direction.

Certain investors who decide to invest in both the Bullish Fund Shares and the Bearish Fund Shares may, nevertheless, suffer losses if the investor’s investment mix between the Bullish Fund Shares and the Bearish Fund Shares is biased in one direction and the market price of the DX Contracts moves in the opposite direction. Additionally, investors should not invest in equal amounts in both the Bullish Fund and the Bearish Fund simultaneously. The net effect of such an investment will be the income from the underlying 3-month U.S. Treasury bills, less fees and expenses.

(6)	Amex May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of Amex rules and procedures, for reasons that, in the view of the Amex, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund and its corresponding Master Fund will be terminated if the Shares are delisted.

(7)	The Lack of An Active Trading Market for the Shares of a Fund May Result in Losses on Your Investment at the Time of Disposition of Your Shares.

Although the Managing Owner anticipates that the Shares of each Fund will be listed and traded on the Amex, there can be no guarantee that an active trading market for the Shares of a Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(8)	The Shares of each Fund Are a New Securities Product and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the Master Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have Only a Limited History of Operating Investment Vehicles like the Funds or the Master Funds, their Experience may be Inadequate or Unsuitable to Manage the Funds or the Master Funds.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and the Master Funds and has only a limited history of past performance. The past performances of the Managing Owner’s management in other positions are no indication of its ability to manage investment vehicles such as the Funds or the Master Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds and the Master Funds, the operations of the Funds and the Master Funds may be adversely affected.

(10)	You May Not Rely on Past Performance in Deciding Whether to Buy Shares.

None of the Funds or the Master Funds has commenced trading and none has any performance history upon which to evaluate your investment in the Funds and the Master Funds. Although past performance is not necessarily indicative of future results, if the Funds and the Master Funds had a performance history, such performance history might provide you with more information on which to evaluate an investment in a Fund and its corresponding Master Fund. As neither the Funds nor the Master Funds has commenced trading and has no performance history, you will have to make your decision to invest in a Fund without such information.

(11)	Fewer Representative Index Currencies May Result In Greater Index Volatility.

The changes in market value over time, whether positive or negative, of DX Contracts is linked to the USDX®. The USDX® is comprised of only six Index Currencies. Accordingly, the USDX® is concentrated in terms of the number of currencies represented. You should be aware that other currency indices are more diversified in terms of the number of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in the USDX®, and in turn, the changes in market value of the underlying DX Contracts, under specific market conditions and over time.

(12)	Short Selling Theoretically Exposes the Bearish Master Fund to Unlimited Losses.

Investors may invest in either or both of the Bearish Fund and the Bullish Fund. In turn, the corresponding Master Fund will establish long or short positions in the DX Contracts.

The Bullish Master Fund will establish long positions in DX Contracts. The price of these DX Contracts is linked to the US Dollar Index, or USDX®. The Bullish Master Fund will profit if the USDX® rises and the Bullish Master Fund will suffer loss if the USDX® falls. Because the USDX® cannot fall below zero, the Bullish Master Fund’s exposure to loss is limited to the notional value of the DX Contracts at the time of establishment.

By contrast, the Bearish Master Fund will establish short positions in DX Contracts. The price of these DX Contracts is linked to the USDX®. The Bearish Master Fund will profit if the USDX® falls and the Bearish Master Fund will suffer loss if the USDX® rises. Because the USDX® could, in theory, rise infinitely, a short position in DX Contracts exposes the Bearish Master Fund to theoretically unlimited liability.

The Bearish Master Fund’s losses with respect to its corresponding Fund Shares could result in the total loss of your investment. Because liability due to losses will be segregated to either the Bullish or Bearish Fund, as applicable, losses to investors in the Bearish Fund will not subject investors in the Bullish Fund to such exposure.

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(13)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in a Fund.

The following table* reflects various measures of volatility** of the history of the Long Index and the Short Index, each as calculated on an excess return basis:

	Volatility
Volatility Type	Long Index	Short Index
Daily volatility over full history	8.87%	8.86%
Average rolling 3 month daily volatility	8.65%	8.63%
Monthly return volatility	8.70%	8.61%
Average annual volatility	8.75%	8.73%

The following table reflects the daily volatility on an annual basis of the Long Index:

	Daily Volatility
Year	Long Index	Short Index
1986***	0.00%	0.00%
1987	9.44%	9.07%
1988	9.64%	9.70%
1989	10.25%	10.23%
1990	8.77%	8.35%
1991	11.53%	11.89%
1992	11.70%	12.06%
1993	9.43%	9.54%
1994	7.83%	7.52%
1995	9.78%	9.55%
1996	4.99%	5.01%
1997	7.59%	7.91%
1998	8.06%	7.94%
1999	7.59%	7.71%
2000	8.77%	9.17%
2001	8.79%	8.65%
2002	7.49%	7.19%
2003	8.44%	8.25%
2004	9.52%	9.23%
2005	8.11%	8.48%
2006*	7.32%	7.09%

*	As of September 29, 2006. Past Index levels are not necessarily indicative of future Index levels.
**	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

***	As of December 31, 1986.

(14)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Each Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.50% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate and selling commissions. Each Fund is expected to earn interest income at an annual rate of 5.01% per annum, based upon the current yield on 3-month U.S. Treasury bills. Consequently, it is expected that interest income will exceed fees (other than selling commissions), however, if interest rates fall below 0.55%, each Fund will need to have positive performance in order to break even net of fees and expenses. Consequently, depending upon the interest rate environments, the expenses of the applicable Master Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(15)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds, the Funds may be adversely affected.

(16)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Master Funds may acquire on behalf of the Funds increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Master Funds only invest in the DX Contract.

(17)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Funds may, in their discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(18)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

(19)	Failure of Currency Futures Trading to Exhibit Low Correlation to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that each Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares of a Fund perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares of a Fund and the Shares of a Fund may produce no gains to offset your losses from other investments.

(20)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

None of the Funds or the Master Funds is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

(21)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Funds and the Master Funds are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds and the Master Funds, which also presents the potential for numerous conflicts of interest with the Funds and the Master Funds. As a result of these and other relationships, parties involved with the Funds and the Master Funds have a financial incentive to act in a manner other than in the best interests of the Funds and the Master Funds and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Funds may be subject to certain conflicts with respect to its Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(22)	Shareholders of Each Fund Will Be Subject to Taxation on Their Share of the Corresponding Master Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders of each Fund will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the corresponding Master Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the corresponding Master Fund’s taxable income or even the tax liability that results from such income.

(23)	Items of Income, Gain, Deduction, Loss and Credit with respect to Shares of a Fund could be Reallocated if the IRS does not Accept the Assumptions or Conventions Used by its Corresponding Master Fund in Allocating Master Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders of its corresponding Fund in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Master Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(24)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(25)	Failure of FCMs or Commodity Brokers to Segregate Assets May Increase Losses.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Master Funds might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts, even though certain property specifically traceable to a particular Master Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Master Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(26)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

(27)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds and the Master Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund.

(28)	Possibility of Termination of the Funds May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Funds upon 120 days’ notice, which would cause the Funds and the Master Funds to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of either Fund have the power to terminate such Fund. If it is so exercised, investors who wished to continue to invest in the Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund. See “Description of the Shares and the Master Fund Units; The Funds; Certain Material Terms of the Trust Declarations—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds and the Master Funds.

(29)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Funds are not required to pay regular dividends, although the Funds may pay dividends in the discretion of the Managing Owner).

(30)	An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.

The Funds and the Master Funds constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies and foreign governments, other securities backed by or linked to currencies, and direct investments in the underlying currencies or currencies futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.

(31)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Funds and the Master Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Funds and the Master Funds. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Funds and the Master Funds and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds and the Master Funds.

(32)	Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower if the DX Contracts Were Trading at a Premium.

The price of DX Contracts responds directly to short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then DX Contracts will trade at a discount to the spot index. If U.S. rates are lower, DX Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. In turn, if you sell your Shares during a period when the DX Contracts are trading at a discount, you may receive less than you may have received if you sold your shares during a period when the DX Contracts are trading at a premium.

(33)	The Value of the Shares Will be Adversely Affected if the Funds or the Master Funds are Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declarations, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without negligence or misconduct. That means the Managing Owner may require the assets of a Master Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Master Fund and the value of the Shares of its corresponding Fund.

(34)	The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of each Master Fund (and, in turn, its corresponding Fund) includes, in part, any unrealized profits or losses on open foreign exchange futures contracts. Under normal circumstances, the net asset value of each Master Fund reflects the settlement price of open foreign exchange futures contracts on the date when the net asset value is being calculated. However, if a foreign exchange futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Master Fund on such day will not accurately reflect the realizable market value of such foreign exchange futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a foreign exchange futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Master Fund (and, in turn, its corresponding Fund) could be under or overstated, perhaps to a significant degree. Although the DX

Contracts that the Master Funds will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future, and thus, may subject the Funds to the above-described risks.

(35)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares of a Fund.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, both the Index and the DX Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the DX Contracts, which would then negatively impact the value of your Shares.

(36)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares of a Fund.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market. Consequently, the price of an Index Currency may decline, which may materially and adversely affect the market value of the DX Contract, which would then negatively impact the Shares.

(37)	Potential for Arbitrage of Futures Contracts on the Index between the Futures Contracts offered on the NYBOT versus FINEX Europe May be Detrimental as Well as Advantageous.

Futures contracts on the Index are also traded in Dublin, Ireland, through FINEX Europe. Should a material price difference develop between a Fund’s investment in the DX Contracts which are traded on the NYBOT and those traded through FINEX Europe, market participants may buy or sell their holdings in one in order to purchase the other. For example, if the price of DX Contracts on the NYBOT are higher than the price of those sold in Dublin, a market participant may sell its DX Contracts on the NYBOT and purchase those traded in Dublin. In turn, such arbitrage activity will decrease the price of the NYBOT DX Contracts, and therefore the value of your Shares.

(38)	Although the Shares of each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify a Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

THE MASTER-FEEDER STRUCTURE

Each Fund will invest substantially all of its assets in a separate Master Fund in a master-feeder structure. Each Fund will hold no investment assets other than Master Fund Units in its corresponding Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

INVESTMENT OBJECTIVES

Investment Objectives

The Funds and the Master Funds seek to track the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return, or the Index, over time, plus the excess, if any, of its corresponding Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses. The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in futures contracts (symbol: DX, traded through the FINEX® currency markets of the on NYBOT), or DX Contracts. The Short Index is calculated to reflect the changes in market value over time of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. Each Fund will pursue its investment objective by investing substantially all of its assets in a corresponding Master Fund. The Bullish Master Fund will seek to track the Long Index by establishing long positions in DX Contracts while the Bearish Master Fund will seek to track the Short Index by establishing short positions in DX Contracts. The Shares are designed for investors who want a cost-effective and convenient way to invest in a currency futures contract on a currency index that reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares of each Fund will trade on the Amex and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•	Each Master Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Master Funds will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares will be eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies of the USDX®, or the Index Currencies. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the U.S. Dollar Index®, or USDX®. USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in USDX® reflect a geometric weighted average of the change in the Index Currencies exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects the changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

Each Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.

Under the Trust Declarations of each Fund and each Master Fund, Wilmington Trust Company, the Trustee of each Fund and each Master Fund has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund and its corresponding Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Index Sponsor will publish the daily closing level of the Index as of the close of the Amex. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share daily. Additionally, the Index Sponsor will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the Index (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Long Index: KUP; Short Index: JDN) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) will be published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbols: Bullish Fund : KUP.NV; Bearish Fund: JDN.NV) will be published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund will be published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

The intra-day indicative value per Share of the Fund will be based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the corresponding Master Fund’s futures contracts. The final net asset value of each Fund and the final net asset value per Share will be calculated as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the Amex and the close of the exchanges on which the DX Contracts are traded, there is no effect on the net asset value calculations as a result.

The Shares of the Bullish Fund and the Bearish Fund are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the level of either the Long Index or the Short Index, over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its corresponding Master Fund’s portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face—(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that each Fund or its corresponding Master Fund will achieve its investment objective or avoid substantial losses. Neither Master Fund has commenced trading and neither has any performance history. The value of the Shares of a Fund is expected to fluctuate generally in relation to changes in the value of the corresponding Master Fund Units.

Role of Managing Owner

The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Funds and the Master Funds.

Specifically, with respect to the Funds and the Master Funds, the Managing Owner:

•	selects the Trustee, administrator, distributor and auditor;

•	negotiates various agreements and fees; and

•	performs such other services as the Managing Owner believes that the Funds and the Master Funds may from time-to-time require.

Specifically, with respect to the Master Funds, the Managing Owner:

•	selects the Commodity Broker; and

•	monitors the performance results of each Master Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of such Master Fund’s portfolio to track that of the Index over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to a Fund, which invests through its corresponding Master Fund in futures related to the Index, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

DESCRIPTION OF THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN

The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner. New York Board of Trade, NYBOT®, FINEX®, and U.S. Dollar Index® are registered service marks of the Board of Trade of the City of New York, Inc.

General

The Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return, or Index, is designed to reflect the changes in market value over time, whether positive or negative, from investing in the first to expire futures contracts, or DX Contracts, whose changes in market value over time, whether positive or negative, in turn, is tied to the U.S. Dollar Index®, or USDX®. The first to expire DX Contracts are the futures contracts that expire in March, June, September and December. DX Contracts are traded through the FINEX® currency markets of the New York Board of Trade®, or NYBOT®, under the symbol “DX.”

The changes in market value over time, whether positive or negative, of DX Contracts are related to the six underlying currencies of the USDX®, or the Index Currencies. (Although the Index tracks the changes in market value over time, whether positive or negative, of the first to expire DX Contracts, the closing levels of the Index is in effect, and in part, a reflection of the changes, whether positive or negative, in the level of the underlying Index Currencies.) The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries).

USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in USDX® reflect a geometric weighted average of the change in the Index Currencies exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The fair value of DX Contracts is based on foreign exchange future prices for the underlying Index Currencies. The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

Volatility of the Index has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the Index closing level. Thus, if the Index closing level is 100.00, the DX Contract will be valued $100,000. If the Index closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index is Deutsche Bank AG London, or the Index Sponsor.

USDX® Composition

The Index reflects the changes in market value over time, whether positive or negative, of the first to expire DX Contracts. In turn, the changes in market value over time, whether positive or negative, of DX Contracts are related to the changes, positive and negative, in the level of the USDX®.

The USDX® provides a general indication of the international value of the U.S. dollar and is composed of notional amounts of each of the Index Currencies. The notional amounts of each Index Currency included in the USDX® are weighted to reflect the currencies of the largest trading partners of the U.S. These largest trading partners constitute the bulk of international trade with the United States and have well-developed foreign exchange markets with rates freely determined by market participants. In addition, many currencies not included in the USDX® move in close correlation with those that are included. USDX® is computed 24 hours a day, seven days a week based on exchange rates supplied to Reuters by some 500 banks worldwide.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60

Closing Level at Inception:	100.00

USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

Index Calculation

The Index reflects the changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. On the Base

Date, the closing level was 100.00. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. A quote of “105.50” means the dollar’s value has risen 5.50% since the Base Date relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contract since the Base Date.

The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Short Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires in March, June, September and December. The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®. The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

Since the Base Date, the Long Index closing level has ranged from as high as 100.58 on January 5, 1987 to as low as 59.41 on December 30, 2004. Since the Base Date, the Short Index closing level has ranged from as high as 148.76 on April 18, 1995 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

Index Rolls

The underlying DX Contracts of the Index are rolled quarterly on the Index Roll Day, which is the Wednesday prior to the applicable IMM Date. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

DX Contracts are rolled on the Wednesday prior to each IMM Date as follows:

•	The DX Contract that expires on the next IMM Date is sold.

•	A position in the DX Contract that expires on the IMM Date following the next IMM Date is purchased.

Change in the Methodology of the Index

The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index, USDX®, DX Contracts, any Index Currency or any exchange instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor will poll Reuters every 15 seconds to determine the real time price of each DX Contract. The Index Sponsor will then apply a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Funds every 15 seconds throughout the trading day.

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day Index level which will then be applied to the last published net asset value of the Fund, less accrued fees.

The Index Sponsor will publish the closing level of the Index daily. The Managing Owner will publish the net asset value of each Fund and the net asset value per Share of the Fund daily. Additionally, the Index Sponsor will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the Index (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Bullish Fund: KUP; Bearish Fund: JDN) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) will be published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of each Fund (symbols: Bullish Fund: KUP.NV; Bearish Fund: JDN.NV) will be published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund will be published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website http://www.dbfunds.db.com, or any successor thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, DX Contracts, USDX® or any Index Currency. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that prevents the Index Sponsor from obtaining the closing prices of the underlying DX Contracts. In turn, the Index Sponsor would, in its discretion, either review the price of an instrument, if available, that is substantially similar to the DX Contract, or, if unavailable, obtain all the closing prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currencies, calculate the closing price in respect of the disrupted Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Currency on the relevant exchange. If such an Index disruption event in relation to an Index Currency as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Currency on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Currency on the relevant exchange or

•	if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Currency and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

[Remainder of page left blank intentionally.]

Historical Closing Levels

Set out below are the Closing Levels of both the Long Index and the Short Index based on historical data from December 31, 1986 to September 29, 2006. The data with respect to Various Statistical Measures and Annualized Index Levels are from December 31, 1986 to September 29, 2006. The data with respect to Correlation of Monthly Returns is from December 31, 1988 to September 29, 2006. The start date of December 31, 1988 was selected because underlying data with respect to DBLCI TR was not available prior to December 31, 1988.

The following Closing Levels Tables of both the Long Index and the Short Index reflect both the high and low Closing Levels, the annual Index changes and Index changes since inception of each Index since December 31, 1986.

Since inception of the Long Index and the Short Index in December 31, 1986, close prices of DX Contracts traded on the NYBOT were used for each Index calculation. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Index Sponsor has not independently verified the DX Contracts close prices obtained from Bloomberg and Reuters.

The first to expire DX Contracts (i.e., March, June, September and December) were used in the Index calculation.

The underlying DX Contracts of the Index are rolled quarterly on the Index Roll Day, which is the Wednesday prior to the applicable IMM Date. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

DX Contracts are rolled on the Wednesday prior to each IMM Date as follows:

•	The DX Contract that expires on the next IMM Date is sold.

•	A position in the DX Contract that expires on the IMM Date following the next IMM Date is purchased.

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the underlying DX Contracts plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Long Index and the Short Index.

Cautionary Statement—Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Long Index and the Short Index, on an annual and cumulative basis, including certain comparisons of each Index to other currency indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of each Index during any particular period or market cycle may be volatile.

Index	Worst Peak- to-Valley Drawdown and Time Period		Worst Monthly Drawdown and Month and Year
Long Index	(40.29 12/86-12/04	)%,	(5.56 12/91	)%,

Short Index	(36.82 6/95-1/02	)%,	(8.77 3/91	)%,

For example, the “Worst Peak-to-Valley Drawdown” of each Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

The “Worst Monthly Drawdown” of each Index occurred during the above-listed month and year.

See “Volatility of the Various Indexes” on the following page.

•

Neither the fees charged by any Fund nor the execution costs associated with establishing futures positions in the DX Contracts are incorporated into the Closing Levels of each Index. Accordingly, such

Index Levels have not been reduced by the costs associated with an actual investment, such as a Fund, with an investment objective of tracking the corresponding Index.

•	The Indexes were established in August 2006, and are independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and DX Contracts selection is the same before and after August 2006, as described above. Accordingly, the Closing Levels of each Index, terms of each Index methodology and DX Contracts, reflect an element of hindsight at the time each Index was established. See “Risk Factors—(10) You May Not Rely on Past Performance in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE EACH FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE CORRESPONDING INDEX, BECAUSE EACH INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT EACH INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT EACH FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE CORRESPONDING INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006 WITH RESPECT TO EACH INDEX, AS APPLICABLE, EACH INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF EACH FUND’S EFFORTS TO TRACK ITS CORRESPONDING INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR EACH FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH EACH FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

CLOSING LEVELS TABLE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN (LONG INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.58	80.31	-19.69%	-19.69%
1988	92.74	80.91	7.06%	-14.02%
1989	98.38	85.91	0.84%	-13.30%
1990	87.89	73.85	-13.34%	-24.86%
1991	85.99	72.11	-3.76%	-27.69%
1992	77.65	65.06	3.67%	-25.04%
1993	76.18	70.10	-0.51%	-25.42%
1994	74.65	64.27	-10.47%	-33.23%
1995	67.54	60.33	-5.30%	-36.77%
1996	66.56	63.18	4.32%	-34.04%
1997	76.53	66.13	14.46%	-24.50%
1998	78.10	70.33	-4.85%	-28.16%
1999	80.14	71.30	9.38%	-21.42%
2000	92.51	77.39	8.85%	-14.47%
2001	94.55	84.91	6.01%	-9.33%
2002	93.28	77.72	-14.28%	-22.28%
2003	78.64	65.14	-16.19%	-34.86%
2004	68.46	59.41	-8.33%	-40.29%
2005	68.31	60.01	13.14%	-32.44%
2006[6]	67.50	62.54	-4.52%	-35.50%

THE BULLISH FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN (LONG INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN (SHORT INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	123.07	99.42	23.07%	23.07%
1988	122.24	105.99	-7.47%	13.88%
1989	113.97	98.33	-2.79%	10.70%
1990	128.74	109.22	14.37%	26.61%
1991	131.41	109.44	1.96%	29.10%
1992	141.41	120.25	-5.86%	21.54%
1993	129.24	119.46	0.09%	21.65%
1994	140.43	121.53	11.19%	35.26%
1995	148.76	133.74	4.64%	41.54%
1996	141.66	134.35	-4.21%	35.59%
1997	135.23	115.36	-13.47%	17.32%
1998	125.36	113.35	4.85%	23.01%
1999	123.92	109.83	-8.91%	12.05%
2000	113.78	94.09	-9.29%	1.64%
2001	102.32	91.91	-5.82%	-4.28%
2002	110.87	92.90	15.83%	10.87%
2003	130.21	109.65	17.44%	30.21%
2004	141.83	123.83	8.41%	41.16%
2005	140.46	122.29	-12.22%	23.91%
2006[6]	133.18	124.03	4.54%	29.53%

THE BEARISH FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—EXCESS RETURN (SHORT INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 45.

All Statistics based on data from December 31, 1986 to September 29, 2006

Various Statistical Measures	DB USDX Long Future ER7,8	DB USDX Long Future TR8,9	USDX Spot Index[10]
Annualized Changes to Index Level[11]	-2.2%	2.4%	-0.9%
Average rolling 3 month volatility[12]	8.7%	8.7%	8.3%
Sharpe Ratio[13]	-0.78	-0.24	-0.66
% of months with positive change[14]	46%	53%	47%
Average monthly positive change[15]	2.0%	2.1%	2.0%
Average monthly negative change[16]	-2.0%	-1.9%	-1.9%

Annualized Index Levels[17]	DB USDX Long Future ER7,8	DB USDX Long Future TR8,9	USDX Spot Index[10]
1 yr	-2.4%	2.2%	-3.8%
3 yr	-2.7%	0.0%	-2.6%
5 yr	-6.1%	-4.0%	-5.4%
7 yr	-2.3%	0.7%	-2.0%
10 yr	-0.2%	3.5%	-0.2%
15 yr	-1.3%	2.5%	-0.3%

Correlation of Monthly Returns (between December 31, 1988 to September 29, 2006)*,22

	DB USDX Long Future TR7,8	S&P 500 TR18	JP Morgan US Treasury[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB USDX Long Future TR	1.00	0.05	-0.19	-0.08	0.01
S&P 500 TR		1.00	0.03	-0.08	0.05
JP Morgan US Treasury			1.00	-0.04	-0.08
DBLCI TR				1.00	-0.08
NAR Existing One Family Home Sales Median Price Index					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB USDX Long Future TR have been compared with the S&P 500 TR, the JP Morgan U.S. Treasury, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB USDX Long Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL

GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 45.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986—SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Long Future—ER, DB USDX Long Future—TR and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN

ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 45.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986—SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Long Future—ER and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN

ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 45.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of inception on December 31, 1986.

6. Closing levels as of September 29, 2006.

7. “DB USDX Long Future ER” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. In the current interest rate environment, the total return on an investment in a Fund is expected to outperform the DB USDX Long Future ER and underperform the DB USDX Long Future TR (as such term is defined in the following footnote). The only difference between the DB USDX Long Future ER and the DB USDX Long Future TR is that the DB USDX Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB USDX Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, in the DB USDX Long Future ER and the DB USDX Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. A Fund’s interest income from its holdings of fixed-income securities is expected to exceed such Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the DB USDX Long Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, a Fund’s total return is expected to outperform the DB USDX Long Future ER by the amount of the excess of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB USDX Long Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB USDX Long Future ER.

9. “DB USDX Long Future TR” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Total Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “USDX Spot Index” is the U.S. Dollar Index® which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the USDX Spot Index—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of the Board of Trade of the City of New York, Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.51%.

14. “% of months with positive change” during the period from inception to September 29, 2006.

15. “Average monthly positive change” during the period from inception to September 29, 2006.

16. “Average monthly negative change” during the period from inception to September 29, 2006.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

19. “JP Morgan US Treasury” means the JP Morgan US Treasury Index which is a broad total return index of US Treasury securities. It is published on a daily basis by JP Morgan Indices.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity Index™—Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™—Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales—single-family, condos and co-ops—rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES

NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CLOSING LEVELS TABLE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (LONG INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.66	85.33	-14.67%	-14.67%
1988	102.65	86.02	14.80%	-2.04%
1989	116.74	97.97	9.54%	7.30%
1990	110.08	97.96	-6.41%	0.43%
1991	118.38	97.40	1.66%	2.09%
1992	110.58	94.16	7.37%	9.61%
1993	112.43	103.48	2.57%	12.43%
1994	112.56	100.16	-6.53%	5.08%
1995	106.73	96.63	0.14%	5.24%
1996	116.61	105.21	9.82%	15.57%
1997	139.28	115.91	20.51%	39.28%
1998	148.93	134.97	-0.11%	39.13%
1999	160.01	138.16	14.67%	59.54%
2000	198.12	157.20	15.48%	84.23%
2001	208.23	183.08	9.78%	102.26%
2002	208.39	176.24	-12.86%	76.24%
2003	178.34	149.23	-15.33%	49.23%
2004	157.39	138.01	-7.05%	38.71%
2005	163.02	139.43	16.79%	62.00%
2006[6]	163.23	152.48	-1.07%	60.26%

THE BULLISH FUND AND THE BEARISH FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (LONG INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (SHORT INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	130.76	99.50	30.76%	30.76%
1988	131.84	117.08	-0.78%	29.74%
1989	137.94	116.55	5.60%	37.00%
1990	170.77	135.31	23.51%	69.21%
1991	182.61	150.65	7.70%	82.25%
1992	204.64	170.95	-2.50%	77.69%
1993	192.01	175.28	3.19%	83.36%
1994	218.83	183.23	16.09%	112.86%
1995	240.62	210.69	10.66%	135.54%
1996	241.78	228.68	0.85%	137.55%
1997	236.99	208.43	-8.89%	116.42%
1998	240.56	212.61	10.07%	138.22%
1999	240.09	217.83	-4.51%	127.49%
2000	231.10	200.46	-3.77%	118.91%
2001	220.85	202.43	-2.46%	113.52%
2002	251.42	207.52	17.75%	151.42%
2003	298.30	248.66	18.65%	198.30%
2004	329.44	284.67	9.92%	227.89%
2005	327.76	291.85	-9.38%	197.12%
2006[6]	325.74	299.83	8.31%	221.81%

THE BULLISH FUND AND THE BEARISH FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (SHORT INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 56.

All Statistics based on data from December 31, 1986 to September 29, 2006

Various Statistical Measures	DB USDX Short Future ER7,8	DB USDX Short Future TR8,9	USDX Spot Index[10]
Annualized Changes to Index Level[11]	1.3%	6.1%	-0.9%
Average rolling 3 month volatility[12]	8.6%	8.6%	8.3%
Sharpe Ratio[13]	-0.34	0.21	-0.63
% of months with positive change[14]	54%	61%	47%
Average monthly positive change[15]	1.9%	2.1%	2.0%
Average monthly negative change[16]	-2.0%	-1.9%	-1.9%

Annualized Index Levels[17]

	DB USDX Short Future ER7,8	DB USDX Short Future TR8,9	USDX Spot Index[10]
1 yr	2.2%	6.9%	-3.8%
3 yr	2.1%	5.0%	-2.6%
5 yr	5.7%	8.1%	-5.4%
7 yr	1.6%	4.8%	-2.0%
10 yr	-0.5%	3.2%	-0.2%
15 yr	0.6%	4.5%	-0.3%

Correlation of Monthly Returns (between December 31, 1988 to September 29, 2006)*, 22

	DB USDX Short Future TR7,8	S&P 500 TR18	JP Morgan US Treasury[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB USDX Short Future TR	1.00	-0.04	0.21	0.09	-0.01
S&P 500 TR		1.00	0.03	-0.08	0.05
JP Morgan US Treasury			1.00	-0.04	-0.08
DBLCI TR				1.00	-0.08
NAR Existing One Family Home Sales Median Price Index					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB USDX Short Future TR have been compared with the S&P 500 TR, the JP Morgan U.S. Treasury, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB USDX Short Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 56.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986—SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Short Future-ER, DB USDX Short Future-TR and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION

OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 56.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986—SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Short Future—ER and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION

OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 56.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of inception on December 31, 1986.

6. Closing levels as of September 29, 2006.

7. “DB USDX Long Future ER” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. In the current interest rate environment, the total return on an investment in a Fund is expected to outperform the DB USDX Long Future ER and underperform the DB USDX Long Future TR (as such term is defined in the following footnote). The only difference between the DB USDX Long Future ER and the DB USDX Long Future TR is that the DB USDX Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB USDX Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, of the DB USDX Long Future ER and the DB USDX Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. A Fund’s interest income from its holdings of fixed-income securities is expected to exceed such Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the DB USDX Long Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, a Fund’s total return is expected to outperform the DB USDX Long Future ER by the amount of the excess of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB USDX Long Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB USDX Long Future ER.

9. “DB USDX Long Future TR” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Total Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “USDX Spot Index” is the U.S. Dollar Index® which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the USDX Spot Index—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of the Board of Trade of the City of New York, Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.27%.

14. “% of months with positive change” during the period from inception to September 29, 2006.

15. “Average monthly positive change” during the period from inception to September 29, 2006.

16. “Average monthly negative change” during the period from inception to September 29, 2006.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

19. “JP Morgan US Treasury” means the JP Morgan US Treasury Index which is a broad total return index of US Treasury securities. It is published on a daily basis by JP Morgan Indices.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity Index™—Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™—Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales—single-family, condos and co-ops—rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PERFORMANCE OF COMMODITY POOL OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. Both the Bullish Fund and the Bearish Fund differ materially in certain respects from the following pools’ performance which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Bullish Fund and the Bearish Fund).

The below pools, the performance of which are summarized herein, are materially different in certain respects from both the Bullish Fund and the Bearish Fund and the past performance summary of such pools are generally not representative of how the Bullish Fund and the Bearish Fund might perform in the future. These pools also have material differences from the Bullish Fund and the Bearish Fund, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

Effective September 18, 2006, the Managing Owner serves as the managing owner, commodity pool operator and commodity trading advisor of two other public commodity pools.

All summary performance information is current as of September 29, 2006. Performance information is set forth, in accordance with CFTC Regulations, since (i) January 31, 2006 (inception with respect to PowerShares DB Commodity Index Tracking Fund) and (ii) September 18, 2006 (inception with respect to PowerShares DB G10 Currency Harvest Fund). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE BULLISH FUND, THE BEARISH FUND AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Date of Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of September 29, 2006: $645,476,984

Net Asset Value as of September 29, 2006: $602,821,822

Net Asset Value per Share as of September 29, 2006: $23.92

Worst Monthly Drawdown: (4.66%) February 2006

Worst Peak-to-Valley Drawdown: (7.14%) August—September 2006

Monthly Rate of Return	2006(%)
January	—
February	(4.66)%
March	3.63%
April	6.51%
May	(0.42)%
June	(0.29)%
July	1.65%
August	(2.71)%
September	(4.54)%
October
November
December
Compound Rate of Return	(1.36)% (8 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 61.

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Date of Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of September 29, 2006: $25,037,155

Net Asset Value as of September 29, 2006: $24,943,756

Net Asset Value per Share as of September 29, 2006: $24.94

Worst Monthly Drawdown: (0.24%) September 2006

Worst Peak-to-Valley Drawdown: (0.24%) September 2006

Monthly Rate of Return	2006(%)
January	—
February	—
March	—
April	—
May	—
June	—
July	—
August	—
September	(0.24)%
October
November
December
Compound Rate of Return	(0.24)% (1/2 month)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying footnotes to performance information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the Net Asset Value of each pool as of September 29, 2006.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of September 29, 2006.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

DESCRIPTION OF

DX CONTRACTS

Trading DX Contracts

Since its inception in 1985, NYBOT’s FINEX division has featured futures and options based on USDX®. Each Fund, through its corresponding Master Fund, will invest in DX Contracts, which are futures contracts on the USDX®. USDX® provides a comprehensive and continuous statistical indication of the international value of the U.S. dollar. Because the U.S. dollar is the principal international medium of exchange (settling over one-half of total world trade), movements in the value of the dollar may dramatically affect international trade. For example, major global commodities such as cotton are priced in U.S. dollars. Changes in the relative strength of the dollar also represent potential investment opportunities. FINEX provides USDX® futures for the foreign exchange risk management needs of currency overlay managers, institutional investors and corporations, and as an investment vehicle for traders seeking to trade the direction of the dollar.

Each Fund, through its corresponding Master Fund, invests in DX Contracts. The minimum price movement of a DX Contract is .01 of an Index point, or $10.00 per DX Contract. The DX Contract is traded on the NYBOT during the hours of 8:05 a.m. – 3:00 p.m. Eastern Standard Time. Futures contracts on the Index are also traded in Dublin, Ireland, through the FINEX Europe market from 7:00 p.m. – 10:00 p.m. and from 2:00 a.m. – 8:05 a.m. Eastern Standard Time.

Liquidity for the Index is derived from the underlying DX Contracts. In turn, the liquidity of DX Contracts is derived from the underlying foreign exchange market with respect to each Index Currency. This daily average volume as calculated by the Bank for International Settlements (BIS) is approximately $1.2 trillion (for the three-year period from 1999-2001). The Index Currencies of the Index account for 94.5% of that daily volume.

For risk management strategies involving diversified international businesses or investment portfolios, investing in DX Contracts through a Fund may have important cost advantages over alternative methods of investing in foreign currency futures. International investment and pension fund managers whose performance is benchmarked against the Morgan Stanley Capital International’s Europe, Australia and Far East Index (EAFE) or Salomon Brothers’ Non-U.S. dollar World Government Bond Index (WGBI) can find that the USDX® may be an effective tool for managing foreign currency exposure of these international indices.

Avoids Single Currency Risk

Prior to the introduction of FINEX’s USDX® futures contracts, there were no efficient methods for market participants to trade the general direction of the dollar. Rather, positions involving the dollar had to be taken against a particular currency, such as the Japanese yen. Because these bilateral exchange rates adjust to pressures affecting both the U.S. dollar and the counter currency, some exchange rates move more adversely even when the general direction of the dollar is correctly anticipated. Because the Index captures the general movement of the dollar, DX Contracts avoid this single currency risk. In effect, the Index benefits from the risk-reduction of diversification. NYBOT’s FINEX division developed futures contracts on the USDX® in order to enable the financial community to trade the worldwide value of the dollar through an exchange regulated marketplace. DX Contracts may provide portfolio investors and multinational corporations with multiple currency exposure in cost-effective ways to manage foreign exchange rate risk, while offering position traders investment vehicles that may be used to take advantage of international movements in the value of the dollar.

Pricing of DX Contracts

DX Contracts price in a manner that is similar to the cash market forward price on the USDX®, which responds directly to short-term interest rate differentials. Economic theory predicts, and markets demonstrate, that DX Contracts price in accordance with the Interest Rate Parity Formula (also known as the Covered Interest Arbitrage Formula), which describes an equilibrium relationship among the short-term interest rates associated with deposits in the relevant currencies and prices in the spot and futures markets for the relevant currencies. According to the Interest Rate Parity Formula, if actual exchange rates and short-term interest rates do not correspond to the equilibrium conditions described by the Interest Rate Parity Formula at any point in time, currency arbitrage opportunities arise and spot and futures prices of the relevant currencies will diverge or converge (as a result of arbitrage trading) to reflect such interest rate differentials (as they may shift from time to time) until the equilibrium relationship is restored. For example, if interest rates in the U.S. are broadly higher than international interest rates, then DX Contracts will trade at a discount to the spot USDX®. If U.S. rates are lower, DX Contracts will trade at a premium to the spot USDX®. This relationship also holds for long-dated futures versus nearby futures. (Long-dated futures contracts expire after nearby futures contracts. Nearby futures contracts are the futures contracts that are next to expire.) Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. The price of DX Contracts, however, while very close to the USDX® cash market forward price, generally trades at a premium to the forward price. (The USDX® forward price consists of the USDX® spot price plus the cost of carry reflecting interest rate differentials).

Advantages of DX Contracts

Ease and Efficiency

Investing in the DX Contracts through either Fund provides an investor with an easier and less expensive product than constructing and trading a similar foreign exchange basket composed of the six component Index Currencies. Additionally, active markets in all six component Index Currencies may not exist all of the time.

Superior Technical Applications

As an index, the USDX®, and in turn, the Index, may reflect broad-based trends more efficiently than foreign exchange rate products that are linked to the relationship between the dollar and other currencies individually. Country specific developments that may have a dramatic impact on one currency may have a much lesser impact on the USDX®, and in turn, the Index. The averaging process used in the calculation of the USDX® strives to ensure that only broad-based price changes are reflected in the USDX®. This characteristic may be particularly important to technical traders who require clear signals of when a trend is beginning or ending. Because it is an index, the USDX®, and in turn, the Index, may trend better than most individual currencies, which may be another important benefit to technical traders.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•	The Calculation Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by Amex, on Reuters, or Bloomberg under the symbols UUP, KUP, KUP.NV, USDUPX, UDN, JDN, JDN.NV and USDDNX and on the websites http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.

•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Funds’ and the Master Funds’ application of these policies involves judgments and actual results may differ from the estimates used. Each Master Fund expects to hold a significant portion of its assets in futures contracts and treasury securities, both of which will be held at fair value.

Liquidity and Capital Resources

As of the date of this Prospectus, the Master Funds have not begun trading activities. Once the Master Funds begin trading activities, it is anticipated that all of the total net assets of each Master Fund will be allocated to foreign exchange futures contracts trading. A significant portion of the net asset value of each Master Fund is likely to be held in U.S. Treasury bills and cash, which will be used as margin for each Master Fund’s trading in foreign exchange futures contracts. The percentage that U.S. Treasury bills will bear to the total net assets of each Master Fund will vary from period to period as the market values of the foreign exchange futures contracts change. The balance of the net assets of each Master Fund will be held in its commodity trading account. Interest earned on each Master Fund’s interest-bearing funds will be paid to such Master Fund.

Each Master Fund’s foreign exchange futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Master Fund from promptly liquidating its futures positions. Although the DX Contracts that the Master Funds will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Because each Master Fund will trade futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts will involve each Master Fund entering into contractual commitments to purchase or sell futures contracts on the Index Currencies at a specified date and price. The market risk to be associated with each Master Fund’s commitments to purchase Index Currencies will be limited to the gross or face amount of the contracts held. However, should a Master Fund enter into a contractual commitment to sell the Index Currencies, it would be required to make delivery of the underlying Index Currencies at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the Index Currencies can rise is unlimited, entering into commitments to sell Index Currencies will expose a Master Fund to theoretically unlimited risk.

Each Master Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each

Master Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Master Fund enters into futures contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Master Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring each Master Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one currency or all currencies combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Commodity Broker, when acting as a Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of each Master Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds and the Master Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds and the Master Funds. While each Fund’s and each Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either a Fund’s or a Master Fund’s financial position.

Each Master Fund’s contractual obligations are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Master Fund’s Net Asset Value. Commission payments to the Commodity Broker are on a contract-by-contract, or round turn basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares of each Fund will be used by each Fund, through its corresponding Master Fund, to engage in the trading of exchange-traded futures on its corresponding Index with a view to reflecting the changes, whether positive or negative, in the level of the corresponding Index over time, less the expenses of the operations of the Fund and its corresponding Master Fund. Each Master Fund’s portfolio also will include United States Treasury securities for deposit with such Master Fund’s Commodity Broker as margin and other high credit quality short-term fixed income securities.

To the extent that a Master Fund trades in futures contracts on United States exchanges, the assets deposited by such Master Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent, if any, that a Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, each Master Fund estimates:

(i) up to approximately 10% of the net asset value of the Master Fund will be placed in segregated accounts in the name of such Master Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Master Fund will be maintained in segregated accounts in the name of such Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

It is expected that a Master Fund will commit 10% or less of net assets to margin its futures positions in the DX Contracts.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of each Master Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of each Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

Each Master Fund receives 100% of the interest income earned on its fixed income assets.

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CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

Each Master Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of such Master Fund. No separate management fee will be paid by its corresponding Fund. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and its corresponding Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its corresponding Master Fund’s trading operations also will be paid by the Managing Owner.

Organization and offering expenses relating to both a Master Fund and its corresponding Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Shares of such Fund and in offering, distributing and processing the Shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund and its corresponding Master Fund or the offering of the Shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Funds or the Master Funds the indirect expenses of the Managing Owner.

Brokerage Commissions and Fees

Each Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract, or round turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of a Master Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all of the routine operational, administrative and other ordinary expenses of each Fund and its corresponding Master Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses

Each Master Fund will pay all extraordinary fees and expenses, if any, of itself and its corresponding Fund, as determined by the Managing Owner. Extraordinary fees and expenses (as defined in the Trust Agreement) are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or Master Funds or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of each Master Fund and its corresponding Fund will be paid first out of interest income from each Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of each Master Fund and its corresponding Fund.

To the extent interest income is not sufficient to cover the fees and expenses of a Master Fund and its corresponding Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which the Initial Purchaser or such an Authorized Participant sells a Share over the price paid by the Initial Purchaser or such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. A similar agreement between each Fund and its corresponding Master Fund sets forth the procedures for the creation and redemption of Master Unit Baskets by such Fund. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

Each Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

Each Master Fund will create and redeem Master Fund Units from time-to-time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund corresponding to such Master Fund. Each Master Fund will be wholly owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Funds and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to the Distributor or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the NASD, or will be exempt from being, or otherwise will not be required to be, so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Funds’ assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 1:00 p.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the net asset value of 200,000 Shares of the applicable Fund as of the closing time of the Amex or the last to close of the exchanges on which its corresponding Master Fund’s futures contracts are traded, whichever is later, on the purchase order date. Baskets will be issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 1:00 p.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to any Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which such Fund’s corresponding Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time -to -time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or rejection of redemption orders

In respect of either Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation And Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Funds’ website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers will execute futures transactions on behalf of each Master Fund. Such executing brokers will give up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which will serve as the clearing broker, or Commodity Broker, for each Master Fund. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker will execute and clear each of the futures transactions of each of the Master Funds and will perform certain administrative services for each of the Master Funds. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

There is no litigation pending regarding Deutsche Bank Securities Inc. that would materially adversely affect its ability to carry on its commodity futures, foreign exchange futures and options brokerage business.

Additional or replacement Commodity Brokers may be appointed in respect of a Master Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds and the Master Funds, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources properly to manage the business and affairs of the Funds and the Master Funds consistent with its or their respective fiduciary duties to the Funds and the Master Funds and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are indirect wholly owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for each Master Fund. Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Master Funds.

The Managing Owner has a disincentive to replace the Commodity Broker as the Master Funds’ broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round turn brokerage fee from each of the Master Funds for serving as such Master Funds’ commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Master Funds and to the Funds and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Master Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Master Fund or may compete with each Master Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for a Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Master Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas each Master Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to such Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Master Fund.

Proprietary Trading/Other Clients

The Managing Owner, the Commodity Broker and their respective affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Master Fund or may compete with a Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to each Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, the Commodity Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of each Master Fund, prospective investors should be aware that—as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for a Master Fund.

DESCRIPTION OF THE SHARES AND THE MASTER FUND UNITS; THE FUNDS; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

The following summary describes in brief the Shares and the Master Fund Units and certain aspects of the operation of the Trust, each Fund, the Master Trust and each Master Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and Master Trust and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust filed as exhibits to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Trust Declaration.

Description of the Shares and the Master Fund Units

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund will be listed on the Amex under the following symbols: PowerShares DB US Dollar Index Bullish Fund—UUP and PowerShares DB US Dollar Index Bearish Fund—UDN.

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from each Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.

Each Fund will invest the proceeds of its offering of Shares in a corresponding Master Fund. Each Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of such Master Fund. Master Fund Units may be purchased or redeemed on a continuous basis, but only by the Fund and only in blocks of 200,000 Master Fund Units, or Master Unit Baskets. Each Master Fund will be wholly owned by the corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by such Fund’s corresponding Master Fund and held by such Fund.

Principal Office; Location of Records

Each of the Trust and the Master Trust is organized in two separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust and Master Trust are managed by the Managing Owner, whose office is located at 60 Wall Street, New York, New York 10005, telephone: (212) 250 5883.

The books and records of each Fund and each Master Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623 2577; Basket creation and redemption books and records, certain financial books and records (including Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants will be maintained by The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315 4850. All other books and records of each Fund and each Master Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Master Fund’s Commodity Brokers) will be maintained at each Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250 5883.

The books and records of each Fund, and each Master Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Declarations of Trust. The Managing Owner will maintain and preserve the books and records of each Fund and Master Fund for a period of not less than six years.

The Funds

The Trust and the Master Trust are formed and will be operated in a manner such that each Fund will be liable only for obligations attributable to such Fund and Shareholders of a Fund will not be subject to the losses or liabilities of the other Fund. If any creditor or Shareholder in a Fund asserted against a Fund or Master Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against the other Fund or Master Fund or the Trust or Master Trust generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund or Master Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust or Master Trust for the purchase of Shares or Units in a Fund or Master Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or Master Fund or the Trust or Master Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust or Master Trust, either Fund or Master Fund or the Managing Owner on behalf of the Trust or Master Trust or either Fund or Master Fund, will acknowledge and consent in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or the Master Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or the Master Funds or their respective assets, except that Claims against the Trust or Master Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund or Master Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund or Master Fund (but not from the assets of the other Fund or the Trust or Master Fund or the Master Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund or Master Fund; and

•	a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust or Master Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust or Master Trust generally or any Fund or Master Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund or Master Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Fund and Master Fund to the Managing Owner.

Although Shares in a Fund need not carry any voting rights, the Declaration of Trust gives Shareholders of each Fund voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust, each Fund and of the Master Trust and each Master Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and each Fund and Master Trust and the Master Funds are limited to its express obligations under the Trust Declarations.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the applicable Trust Declaration.

The Trustee serves as the sole trustee of the Trust and the Master Trust in the State of Delaware. The Trustee will accept service of legal process on any Trust, the Funds and the Master Trust and the Master Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust or the Master Trust, the Managing Owner or the Shareholders of any Fund. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust and the Master Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each of the Trust Declarations provides that the Trustee is compensated by each Fund or Master Fund, as appropriate, and is indemnified by each Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Trust Declarations, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Trust, the Master Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Trust Declaration.

Under each Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Funds, the Trust, the Master Trust and the Master Funds. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Funds, the Trust, the Master Trust and the Master Funds, other than certain limited voting rights as set forth in each Trust Declaration. In the course of its management of the business and affairs of the Funds, the Trust, the Master Trust and the Master Funds, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds, the Trust, the Master Trust or the Master Funds, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Funds, the Trust, the Master Trust and the Master Funds to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Trust and each Fund and the Master Trust and each Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund and Master Trust and each Master Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and is a member in good standing of the NFA in such capacity. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250 5883. The Managing Owner is a wholly owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since June 7, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust and each Fund or the Master Trust and each Master Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals and Key Employees

Kevin Rich, Gregory Collett and Robert Lazarus serve as the Chief Executive Officer, Chief Operating Officer and principal financial officer and Compliance Officer of the Managing Owner, respectively.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Rich, Collett and Lazarus.

Kevin Rich joined Deutsche Bank AG in June 2003 and serves as a Director in the Global Currency & Commodities Complex Risk Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Rich serves as an associated person, principal and Chief Executive Officer of the Managing Owner and as an associated person of Deutsche Bank Securities Inc. Prior to joining Deutsche Bank, Mr. Rich was a Regional Vice President from November 2002 through May 2003 in Product Distribution for Claymore Securities, Inc. (“Claymore”), responsible for distribution of closed-end funds and unit investment trusts in the State of New York. Mr. Rich acted as an independent product development consultant prior to joining Claymore (August through October, 2002). From January 2000 through July 2002, Mr. Rich worked at Lehman Brothers, Inc. Mr. Rich served in several roles supporting the equities, fixed income and investment banking product lines. Mr. Rich received his MBA in Finance from the New York University Leonard N. Stern School of Business in 1996 and his Bachelors of Science in Business Administration from Taylor University in Upland, Indiana in 1983.

Gregory Collett served as Vice President and Counsel in the Legal Department of Deutsche Bank AG from October 2002 through June 2006, where he worked primarily with the Commodities Group to build Deutsche Bank's power and gas trading and commodity funds businesses. Mr. Collett joined the Global Currency & Commodities Complex Risk Group in June 2006 with responsibility for providing currency and commodity based investor solutions to the DB sales force in the Americas and serves as a principal, the Chief Operating Officer and principal financial officer of the Managing Owner. From March 2000 through October 2002, Mr. Collett was an associate with the law firm of Sidley Austin LLP in New York, and prior to that he was an attorney-advisor with the Commodity Futures Trading Commission October 1998 to February 2000. Since 2003, Mr. Collett has served on the Futures Industry Association's Law & Compliance Executive Committee. Mr. Collett received his J.D. from George Washington University Law School in 1997 and his B.A. from Colgate University in 1993.

Robert Lazarus joined Deutsche Bank Securities Inc. in November 2003 as a Commodities and Futures Compliance Officer. His role was expanded in June 2004 to include Foreign Exchange compliance responsibilities. Mr. Lazarus became a Director in February 2005. From March 2001 through September 2003, Mr. Lazarus was the Compliance Officer responsible for Commodities and Futures for Barclays Capital Inc. Mr. Lazarus was on sabbatical during October 2003. From January 2000 to March 2001, Mr. Lazarus held positions including, Director—Head of Exchange Traded Derivatives and also Head of Capital Markets Fixed Income Compliance at PaineWebber Inc./UBS Securities Inc. Mr. Lazarus serves as a principal and the Compliance Officer of the Managing Owner. Mr. Lazarus received his B.B.A. from Bernard M. Baruch College in 1983.

Related Performance of other Commodity Pools Operated by the Managing Owner

The section “Performance of Commodity Pool Operated by the Managing Owner and Affiliates” on page 60 includes performance information of other pools managed by the Managing Owner.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Trust and each Fund and the Master Trust and each Master Fund.

As managing owner of the Trust and each Fund and the Master Trust and each Master Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and each Fund and the Master Trust and each Master Fund, consistent with the terms of the Trust Declarations. A form of each of the Trust Declarations is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and each Fund and the Master Trust and each Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund and the Master Trust and each Master Fund, as set forth herein and in the Trust Declarations (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declarations provide that the Managing Owner and its affiliates shall have no liability to the Trust and each Fund or the Master Trust and each Master Fund or to any Shareholder for any loss suffered by the Trust and each Fund or the Master Trust and each Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust and each Fund and the Master Trust and each Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Trust and each Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund or the Master Fund, as applicable.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (“SEC”). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and each Fund and the Master Trust and each Master Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds and Master Funds

The Managing Owner has made and expects to maintain an aggregate investment of $25,000 in each Fund and Master Fund. No principal has an ownership or beneficial interest in any Fund or any Master Fund.

Management; Voting by Shareholders

The Shareholders of each Fund take no part in the management or control, and have no voice in the operations or the business of the Trust, such Fund, the Master Trust, or the Master Funds. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and all of the Funds, and may amend the Trust Declaration of the Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and all of the Funds. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in each Fund of the Trust or Master Trust and Master Funds, are non voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to any Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders of such Fund or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust, the Master Trust, the Funds and each Master Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust and the Master Trust have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declarations provide that no written obligation may be undertaken by any Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund and Master Fund, respectively, itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Fund and Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the Trust Declaration that they will indemnify such Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of such Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged—although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares of each Fund will trade on the Amex and provide institutional and retail investors with direct access to each Fund. Each Fund will hold no investment assets other than the Master Fund Units of the corresponding Master Fund. Each Master Fund trades with a view of tracking either the Long Index or the Short Index, as applicable, over time, less expenses. Each Fund’s Shares may be bought and sold on the Amex like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust, each Fund and the Master Trust and each Master Fund. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust and the Master Trust or of any material changes to the Fund or the Master Trust by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com. Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value in respect of a Master Fund, means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to a Master Fund but unpaid or not received by a Master Fund. All open futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on any Master Fund’s foreign exchange futures brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of such Master Fund from the day when the distribution is declared until it is paid.

Net asset value per Master Fund Unit, in respect of a Master Fund is the net asset value of the Master Fund divided by the number of its outstanding Master Fund Units. Because there will be a one to one correlation between Shares of a Fund and Master Fund Units of its corresponding Master Fund, the net asset value per Share of any Fund and the net asset value per Master Fund Unit of its corresponding Master Fund will be equal.

Termination Events

The Trust, or, as the case may be, a Fund, will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor Managing Owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a Managing Owner to the reconstituted trust. If such an election is made, all Shareholders of the Funds shall be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or a Fund, as the case may be.

•	In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

•	The Trust or a Fund, as the case may be, becomes insolvent or bankrupt.

•	The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•	The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate net asset value of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or any Fund becoming required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by each Fund and its corresponding Master Fund. To the extent that a Master Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Master Fund and its corresponding Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Managing Owner, on behalf of each Fund and each Master Fund, has appointed The Bank of New York as the administrator of each Fund and each Master Fund and has entered into an Administration Agreement in connection therewith.

The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York by calling the following number: (718) 315 4412. A copy of the Administration Agreement is available for inspection at The Bank of New York’s trust office identified above.

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund and Master Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals, and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315 4850.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees are paid by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid indirectly by the Authorized Participants and not by any Fund or any Master Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.

THE DISTRIBUTOR

The Managing Owner, on behalf of each Fund and each Master Fund, has appointed ALPS Distributors, Inc. or ALPS, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to NASD compliance in connection with marketing efforts; review and filing of marketing materials with the NASD; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact the Distributor toll free in the U.S. at (877) 369 4617.

The Distributor will retain all marketing materials separately for each Fund and Master Fund, at the offices of ALPS Distributors, Inc., 1625 Broadway, Suite 2200, Denver, Colorado 80202; telephone number (303) 623 2577.

The Managing Owner, out of the relevant Management Fee, will pay the Distributor for performing its duties on behalf of such Fund or its corresponding Master Fund and may pay the Distributor additional compensation in consideration of the performance by the Distributor of additional marketing, distribution and ongoing support services to such Fund or its Master Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of the Distributor’s resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS is affiliated with ALPS Mutual Fund Services, Inc., a Denver based service provider for administration, fund accounting, transfer agency and shareholder services for mutual funds, closed end funds and exchange traded funds with over 100,000 shareholder accounts and approximately $10 billion in client mutual fund assets under administration. ALPS provides distribution services and has approximately $120 billion in client assets under distribution.

Certain assistance and marketing services provided for the Funds by the Distributor will be performed using registered representatives of the Distributor who are affiliates or employees of PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Funds. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of the Funds and has no responsibility for the performance of the Funds or the decisions made or actions taken by the Managing Owner.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and each Master Fund entered into a brokerage agreement, or Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of each Master Fund’s assets; and

•	performs such other services for each Master Fund as the Managing Owner may from time -to -time request.

As clearing broker for each Master Fund, the Commodity Broker receive orders for trades from the Managing Owner.

Confirmations of all executed trades are given to each Master Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for each Master Fund will be held as security for each respective Master Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions will be as from time -to -time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of any Master Fund.

As custodian of each Master Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Master Fund.

Administrative functions provided by the Commodity Broker to each Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Commodity Broker and each Master Fund is in effect, the Commodity Broker will not charge any Master Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by each Master Fund or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change in a Master Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by each Master Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among each Fund, each Master Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund and each Master Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to such Fund or its corresponding Master Fund upon 30 days prior written notice if the Fund and/or Master Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by any Fund or Master Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Funds, the Master Funds or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Each Fund and each Master Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by any Fund or Master Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the

Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for any Fund or any Master Fund, or arising out of transactions or other activities of any Fund or any Master Fund which occurred prior to the commencement of the Administration Agreement; provided, that no Fund nor any Master Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each Fund and Master Fund, their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, each Fund or Master Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund or Master Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of any Fund or Master Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for any Fund or Master Fund or its own counsel; (iv) any improper use by any Fund or Master Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by any Fund or Master Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for each Fund or Master Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund or Master Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any Fund or Master Fund; (b) the taxable nature or effect on any Fund or Master Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by each Fund or Master Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of each Fund or Master Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York will serve as each Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between each Fund and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets of each Fund and its corresponding Master Fund.

Either party may terminate the Custody Agreement, with respect to each Fund, by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Trust will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the

Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as each Fund gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any securities or cash remain in any account, the Custodian may deliver to each Fund such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against each Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by any Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to each Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

Each Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of each Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

Each Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that no Fund will indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Funds, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York will serve as each Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between each Fund and the Transfer Agent, the Transfer Agent will serve as each Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of each Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•	Each Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate a Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of a Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and each Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•	All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	Each Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of any Fund thereunder.

•	The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by any Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of each Fund on behalf of each Fund.

•	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS will provide certain distribution services to each Fund. Pursuant to the Distribution Services Agreement between each Fund and the Distributor, the Distributor will assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.

The date of the Distribution Services Agreement will be the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner for each Fund or otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by the Distributor. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, each Fund will indemnify the Distributor as follows:

Each Fund indemnifies and holds harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by each respective Fund (as from time -to -time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Funds do not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to each respective Fund by or on behalf of the Distributor. In no case

•	is the indemnity of each Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to each Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•	is any Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, will have notified the applicable Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon the Distributor or any such person (or after the Distributor or such person will have received notice of service on any designated agent).

However, failure to notify each Fund of any claim will not relieve each Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if any Fund elects to assume the defense, the defense will be conducted by counsel chosen by such Fund. In the event any Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If no Fund elects to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. Each Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares upon their original issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than the application of certain qualification requirements to an investment in Shares;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents), in the opinion of Sidley Austin LLP, each of the Funds will not be classified as an association taxable as a corporation. As a result, for tax purposes, you will be treated as the beneficial owner of a pro rata portion of the Master Fund Units in the corresponding Master Fund held by each Fund whose Shares you purchase. Each Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which a Fund’s annual tax information is reported to Shareholders, it should not materially impact the timing of income or loss recognition or character of income realized by Shareholders. As described herein, the Master Fund underlying or corresponding to each Fund is classified as a partnership and each Fund will not under any characterization be subject to entity-level income tax. If a Fund were to be treated as a disregarded entity, Shareholders in the Fund would be treated as directly owning a proportionate share of the Fund’s partnership interest in its underlying or corresponding Master Fund and would take into account their allocable share of such Master Fund tax items, a result identical to that described above for treatment of the Fund as a grantor trust. If a Fund were classified as a partnership, Fund Shareholders would be treated as owning interests in a holding partnership whose only investment is an equity interest in its underlying or corresponding Master Fund. Because ownership of a Fund and its underlying or corresponding Master Fund will be identical (except for the small equity interest of the Managing Owner in each Master Fund), the tax years of the two partnerships would always be the same and Shareholders in the Fund would look through to the assets and tax items of its underlying or corresponding Master Fund when determining their federal income tax liability for any particular tax year. This tax treatment is, likewise, the same as if the Fund were characterized as a grantor trust. The only impact a reclassification of a Fund would have on Shareholders is the manner in which their annual share of tax items related to the underlying or corresponding Master Fund assets is reported to them. If the Managing Owner determines, based on a challenge to a Fund’s tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to Shareholders, then the Managing Owner may, among other things, agree to dissolve the Fund and transfer its underlying or corresponding Master Fund interests to Shareholders of such Fund in exchange for their Shares.

Status of the Master Funds

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (“qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Master Fund) a principal activity of which is the buying and selling of DX Contracts or regulated futures contracts with respect to currencies, income and gains derived from DX Contracts or regulated futures contracts with respect to currencies. each Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made by each Master Fund, in the opinion of Sidley Austin LLP, each Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Master Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Master Fund for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, each Master Fund’s Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If a Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to Shareholders of the corresponding Fund and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If a Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the corresponding Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder’s tax basis in its Shares, or taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Master Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after tax return and thus could result in a substantial reduction of the value of the Shares of its corresponding Fund.

The discussion below is based on Sidley Austin LLP’s opinion that each Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund that corresponds to a particular Master Fund will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in the Fund that corresponds to a particular Master Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions in an amount equal to, or if the Shareholder is not able to deduct, in whole or in part, such Shareholder’s allocable share of the Master Fund’s expenses or capital losses. Each Master Fund’s taxable year will end on December 31 unless otherwise required by law. Each Master Fund will use the accrual method of accounting.

Shareholders will take into account their share of ordinary income realized by such Fund’s underlying or corresponding Master Fund from accruals of interest on Treasury Bills (“T-Bills”) held in the Master Fund’s portfolio. Each Master Fund may hold T-Bills with “original issue discount”, in which case Shareholders in the Fund that corresponds with the particular Master Fund would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Master Fund may also acquire T-Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund that corresponds with the particular Master Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. It is expected that the futures on the Index held by the Master Funds will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Funds will be treated for United States federal income tax purposes as if they were sold by the Master Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.

Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the underlying or corresponding Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Because the regulated currency futures contracts in which the Master Funds will invest are Section 1256 Contracts, the provisions of Code Section 988, relating to foreign currency-related gains and losses, will not apply to such futures contracts. However, investors in the Shares of a Fund are permitted to elect to have the provisions of Section 988 apply with respect to their allocable share of the underlying or corresponding Master Fund's currency futures contracts. If such election is made in a timely manner, such investor's allocable share of the gains and losses from such contracts would receive ordinary income or ordinary loss treatment rather than capital gain or loss treatment (as discussed above). The mark-to-market rules of Section 1256 would continue to apply to such contracts. If such election is made, the Section 988 rules would apply to all of the taxpayer's regulated futures contracts and non-equity options that are Section 988 transactions for the year in which such election is made and succeeding years, unless such election is revoked with the consent of the IRS.

Allocation of the Master Funds’ Profits and Losses

For United States federal income tax purposes, a Shareholder’s distributive share of a Master Fund’s income, gain, loss, deduction and other items will be determined by the Master Trust’s Trust Declaration, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Master Trust’s Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Master Trust’s Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, each Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares of its corresponding Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets. This will result in the allocation of items of the Master Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Master Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Master Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Master Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Master Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Master Fund’s assets based on a calculation utilizing the lowest trading price of the corresponding Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Master Fund’s assets at the time it acquires the Shares or (ii) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Master Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Master Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Master Funds must be reallocated among the holders of Shares of their respective corresponding Funds. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise a Master Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Master Fund.

Section 754 Election

Each Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Master Fund will generally have the effect of requiring a purchaser of Shares in its corresponding Fund to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund’s assets associated with all of the other Shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if a Master Fund makes the election under Code Section 754, it is expected that the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Master Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Master Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Master Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Master Fund Interests and its share of inside basis.

Constructive Termination

A Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in its corresponding Fund within a 12-month period. A constructive termination results in the closing of a Master Fund’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Master Fund (which is expected to be a fiscal year ending December 31), the early closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Master Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the partnership interests it is treated as owning (see “—Tax Basis in Partnership Interests” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket of Shares. If the Master Fund disposes of assets in connection with the redemption of a Basket of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket of Shares also may affect your share of a Master Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to you on the a sale or disposition of portfolio assets by the Master Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by the Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder’s share of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in Master Fund Units it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees each Master Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Master Funds have not yet determined whether they will make such an election. A U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Treasury regulations, income or loss from a Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise each Master Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund and each Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the Managing Owner on behalf of the Shareholders. The Managing Owner intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you at a later date, but in time for you to prepare your federal income tax return. Each holder of Shares hereby agrees to allow brokers and nominees to report to the relevant Master Fund its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of the Funds and the Master Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds and the Master Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury regulations could alter the manner in which tax reporting by the Funds and any nominee will be undertaken.

Treatment of Securities Lending Transactions involving Shares

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Master Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Trust’s Trust Declaration, the Managing Owner will be appointed the “tax matters partner” of each Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Trust’s Trust Declaration to notify all U.S. Shareholders of any United States federal income tax audit of a Master Fund, will have the authority under the Trust Declaration to conduct any IRS audits of each Master Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of a Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or a Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Master Fund, withheld on payments made to us or paid by us on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Master Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Master Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Master Fund’s material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of a Master Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Master Fund’s or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the interests of a Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

Regulated investment company (“RIC”) investors in Shares will be treated as owning a proportionate share of a Master Fund’s assets and will take into account their allocable share of the Master Fund’s income, gains and losses when testing the various compliance requirements specifically applicable to them. The Master Funds do not meet the definition of a qualified publicly traded partnership for purposes of the newly created category of qualifying RIC income added to the Code by the American Jobs Creation Act of 2004. However, under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a Master Fund’s currency futures transactions and interest income from its investment in debt obligations are treated as qualifying income. Because each Master Fund is not a qualified PTP, a RIC’s investment in the Shares will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Shares provided it otherwise can satisfy the qualification requirements. The U.S. Treasury has specific statutory authority (granted in 1987) to promulgate Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to the company’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. At least one RIC has obtained a private ruling from the IRS that gains on its derivative investments used to obtain exposure to foreign currencies would constitute qualifying income under current law and, additionally, if the ruling is revoked or modified based on future regulations, the finding of the ruling will likely not be modified retroactively. RIC investors that have not sought their own rulings on the issue face a risk that future regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Master Fund to them under current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Master Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Master Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt-financed income of a Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares of a Fund are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Master Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Master Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Master Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non–New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold on certain payments paid to noncorporate shareholders of Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at page 100. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“ Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the equity interest purchased is an “insignificant participation” (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Publicly Offered Security Exception applies with respect to the Shares of each Fund due to their Amex listing.

Each Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Shares of each Fund, each Master Fund’s assets will not be “plan assets.” In turn, because each Fund and the Managing Owner are the only investors in the corresponding Master Fund and the assets of the Managing Owner are not “plan assets” either, each Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

Deutsche Bank Securities Inc. is the Initial Purchaser of Shares of each Fund. On [•], 2006, the Initial Purchaser purchased and took delivery of 200,000 Shares of each Fund, which comprise the initial Basket of each Fund, at a purchase price of $25.00 per Share ($5,000,000 per Basket), pursuant to an Initial Purchaser Agreement. The Initial Purchaser proposes to offer to the public these 200,000 Shares of each Fund at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares of a Fund offered by the Initial Purchaser at different times may have different offering prices. The excess, if any, of the price at which the Initial Purchaser sells a Share over the price paid by the Initial Purchaser in connection with the initial purchase of such Share may be deemed to be underwriting compensation. The Initial Purchaser will not receive from a Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

Neither Fund will bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Basket of a Fund, and its activities with respect to the initial Basket of a Fund will be distinct from those of an Authorized Participant.

Authorized Participants

The Funds will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by a Fund, at the net asset value of 200,000

Shares as of the closing time of the Amex or the last to close of the exchanges on which its corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Each Master Fund will issue Master Fund Units in Master Unit Baskets to its corresponding Fund continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges on which the corresponding Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund. Each Master Fund will be wholly-owned by its corresponding Fund and the Managing Owner. Each Share issued by a Fund will correlate with a Master Fund Unit issued by its corresponding Master Fund and held by the Fund.

Authorized Participants may offer to the public, from time-to-time, Shares of a Fund from any Baskets they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the Amex, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket may be deemed to be underwriting compensation. Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [                ] and [                ] have each executed a Participant Agreement relating to each Fund.

Likelihood of Becoming a Statutory Underwriter

Each Fund has issued the initial Basket to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from each Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/

fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to NASD Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.

The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $1,000,000 of the amount registered hereby) of the price per Share of each Fund in offering and selling the Shares comprising the Initial Baskets of each Fund.

Pursuant to the Distribution Services Agreement, the Distributor will be paid the following fees out of the Management Fee of each Master Fund in an amount of approximately $25,000 per annum, plus any fees or disbursements incurred by the Distributor in connection with the performance by the Distributor of its duties on behalf of each Fund and its corresponding Master Fund. The payments to the Distributor will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed 9% of the aggregate dollar amount of the offering (an amount equal to $9,000,000 of the $100,000,000 registered on the initial Registration Statement on Form S-1 in respect of the Trust). The Trust will advise the Distributor if the payments described hereunder must be limited, when combined with selling commissions charged by other NASD members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810.

The Bullish Fund’s Shares will trade on the Amex under the symbol “UUP” and the Bearish Fund’s Shares will trade on the Amex under the symbol “UDN”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust, each Fund and the Master Trust and each Master Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Master Trust, any Fund or Master Fund or the Shareholders in matters relating to the Trust or any Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and Master Trust, has advised the Trust and Master Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

The Statements of Financial Condition of the Funds as of August 15, 2006, have been included in this Prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The Statements of Financial Condition of the Master Funds as of August 15, 2006, have been included in this Prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The Statement of Financial Condition of DB Commodity Services LLC, the Managing Owner, as of December 31, 2005, and the related statements of changes in member’s capital and cash flows for the period from May 23, 2005, (inception) through December 31, 2005, have been included in this Prospectus in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Also included in this Prospectus are the unaudited Statement of Financial Condition of DB Commodity Services LLC, the Managing Owner, as of June 30, 2006, and the related unaudited statements of operations, unaudited changes in member’s capital and unaudited cash flows for the six months ended June 30, 2006. In the opinion of DB Commodity Services LLC, such unaudited statements reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Trust and the Master Trust with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds and the Master Funds. You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF

THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB US Dollar Index Bullish Fund:

We have audited the accompanying statement of financial condition of PowerShares DB US Dollar Index Bullish Fund (the Fund) as of August 15, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB US Dollar Index Bullish Fund as of August 15, 2006, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

October 12, 2006

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

August 15, 2006

Assets
Due from DB US Dollar Index Bullish Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(1)	Organization

PowerShares DB US Dollar Index Bullish Fund (the Fund) is a separate series of PowerShares DB US Dollar Index Trust (the Trust), a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The Fund is an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG). The Trust will offer common units of beneficial interest in the Fund (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of August 15, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, an indirect wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Trust, the Fund and DB US Dollar Index Bullish Master Fund (the Master Fund). The Master Fund is an indirect wholly owned subsidiary of DBAG. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund is a separate series of DB US Dollar Index Master Trust, a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. To meet the Master Fund’s investment objective, it will establish long positions in futures contracts (DX Contracts), which expire during the months of March, June, September and December with a view to tracking the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return (the Index) over time. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions on DX Contracts (the Long Index). The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (USDX®). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities. The performance of the Fund also is intended to reflect the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(continued)

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(c)	Due from DB US Dollar Index Bullish Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of August 15, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

(continued)

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB US Dollar Index Bullish Master Fund:

We have audited the accompanying statement of financial condition of DB US Dollar Index Bullish Master Fund (the Master Fund) as of August 15, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB US Dollar Index Bullish Master Fund as of August 15, 2006, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

October 12, 2006

DB US DOLLAR INDEX BULLISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

August 15, 2006

Assets
Cash held by Commodity Broker	$2,000

Total assets	$2,000

Liabilities and Unitholder’s Capital
Due to PowerShares DB US Dollar Index Bullish Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital:
General units—40 general units	1,000

Total liabilities and unitholder’s capital	$2,000

See accompanying notes to statement of financial condition.

DB US DOLLAR INDEX BULLISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(1)	Organization

DB US Dollar Index Bullish Master Fund (the Master Fund) is a separate series of DB US Dollar Index Master Trust (the Master Trust), a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The Master Fund is an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG). The Master Trust will offer common units of beneficial interest in the Master Fund (the Units), and the only Unitholders will be PowerShares DB US Dollar Index Bullish Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares US Dollar Index Trust, a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The only capital contributed to the Master Fund as of August 15, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, an indirect wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Trust, Master Fund and the Fund. The Managing Owner and the Unitholders will share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. To meet the Master Fund’s investment objective, it will establish long positions in futures contracts (DX Contracts), which expire during the months of March, June, September and December with a view to tracking the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return (the Index) over time. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions on DX Contracts (the Long Index). The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (USDX®). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities. The performance of the Fund also is intended to reflect the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(continued)

DB US DOLLAR INDEX BULLISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(continued)

DB US DOLLAR INDEX BULLISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

(continued)

DB US DOLLAR INDEX BULLISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

PowerShares DB US Dollar Index Bearish Fund:

We have audited the accompanying statement of financial condition of PowerShares DB US Dollar Index Bearish Fund (the Fund) as of August 15, 2006. This statement of financial condition is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of PowerShares DB US Dollar Index Bearish Fund as of August 15, 2006, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

October 12, 2006

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

August 15, 2006

Assets
Due from DB US Dollar Index Bearish Master Fund	$1,000

Total assets	$1,000

Fund Capital
General units—40 general units	$1,000

Total fund capital	$1,000

See accompanying notes to statement of financial condition.

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(1)	Organization

PowerShares DB US Dollar Index Bearish Fund (the Fund) is a separate series of PowerShares DB US Dollar Index Trust (the Trust), a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The Fund is an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG). The Trust will offer common units of beneficial interest in the Fund (the Shares) to investors (Shareholders). The only capital contributed to the Fund as of August 15, 2006 is a capital contribution of $1,000 by DB Commodity Services LLC (the Managing Owner) whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, an indirect wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Trust, the Fund and DB US Dollar Index Bearish Master Fund (the Master Fund). The Master Fund is an indirect wholly owned subsidiary of DBAG. The Managing Owner and the Shareholders will share in any profits, losses, and expenses of the Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. The Master Fund is a separate series of DB US Dollar Index Master Trust, a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. To meet the Master Fund’s investment objectives, it will establish short positions in futures contracts (DX Contracts), which expire during the months of March, June, September and December with a view to tracking the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return (the Index) over time. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions on DX Contracts (the Short Index). The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (USDX®). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities. The performance of the Fund also is intended to reflect the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

(continued)

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(c)	Due from DB US Dollar Index Bearish Master Fund

The Managing Owner funded cash to the Master Fund on behalf of the Fund as of August 15, 2006, which represents the Managing Owner’s capital contribution to the Fund.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for United States federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Shares

Shares may be purchased from the Fund only by certain eligible financial institutions, (the Authorized Participants) and only in one or more blocks of 200,000 Shares, called a Basket, although the initial Basket(s) will be purchased by Deutsche Bank Securities Inc. (the Initial Purchaser). The Fund will issue Shares in Baskets only to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

(4)	Operating Expenses, Organizational, and Offering Costs

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its Shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(5)	Termination

The term of the Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust). The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

(continued)

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through the Depository Trust Company’s (DTC) book entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the redemption order.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets requested in the Authorized Participant’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Fund will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Report of Independent Registered Public Accounting Firm

The Unitholder

DB US Dollar Index Bearish Master Fund:

We have audited the accompanying statement of financial condition of DB US Dollar Index Bearish Master Fund (the Master Fund) as of August 15, 2006. This statement of financial condition is the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB US Dollar Index Bearish Master Fund as of August 15, 2006, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

October 12, 2006

DB US DOLLAR INDEX BEARISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

August 15, 2006

Assets
Cash held by Commodity Broker	$2,000

Total assets	$2,000

Liabilities and Unitholder’s Capital
Due to PowerShares DB US Dollar Index Bearish Fund	$1,000

Total liabilities	1,000

Unitholder’s Capital:
General units—40 general units	1,000

Total liabilities and unitholder’s capital	$2,000

See accompanying notes to statement of financial condition.

(continued)

DB US DOLLAR INDEX BEARISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(1)	Organization

DB US Dollar Index Bearish Master Fund (the Master Fund) is a separate series of DB US Dollar Index Master Trust (the Master Trust), a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The Master Fund is an indirect wholly owned subsidiary of Deutsche Bank AG (DBAG). The Master Trust will offer common units of beneficial interest in the Master Fund (the Units), and the only Unitholders will be PowerShares DB US Dollar Index Bearish Fund (the Fund) and DB Commodity Services LLC (the Managing Owner). The Fund, an indirect wholly owned subsidiary of DBAG, was formed as a separate series of PowerShares US Dollar Index Trust, a Delaware statutory trust organized in two separate series on August 3, 2006, that has not yet commenced operations. The only capital contributed to the Master Fund as of August 15, 2006 is a capital contribution of $1,000 by the Managing Owner whereby 40 general units were issued to the Managing Owner for its capital contribution. The Managing Owner, an indirect wholly owned subsidiary of DBAG, serves as the managing owner, commodity pool operator and commodity trading advisor of the Master Trust, Master Fund and the Fund. The Managing Owner and the Unitholders will share in any profits, losses and expenses of the Master Fund in proportion to the percentage interest owned by each.

The proceeds of the offering of Shares will be invested in the Master Fund. To meet the Master Fund’s investment objectives, it will establish short positions in futures contracts (DX Contracts), which expire during the months of March, June, September and December with a view to tracking the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return (the Index) over time. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions on DX Contracts (the Short Index). The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (USDX®). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Master Fund’s portfolio also will include United States Treasury securities for deposit with the Master Fund’s commodities brokers as margin and other high credit quality short term fixed income securities. The performance of the Fund also is intended to reflect the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the statement of financial condition in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

DB US DOLLAR INDEX BEARISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(c)	Cash held by Commodity Broker

Deutsche Bank Securities Inc. (a related party to the Master Fund), a Delaware corporation, serves as the commodity broker of the Master Fund (the Commodity Broker). The Master Fund defines cash held by the Commodity Broker to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Master Fund and the Fund will be classified as a partnership and a grantor trust, respectively, for U.S. federal income tax purposes. Accordingly, neither the Master Fund, nor the Fund will incur U.S. federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition, as each investor will be individually liable for income taxes, if any, on their allocable share of the Fund’s share of the Master Fund’s income, gain, loss, deductions and other items.

(3)	The Offering of the Units

Master Fund Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Master Fund Units (Master Unit Basket). The Master Fund will issue Master Unit Baskets only to the Fund continuously, as of noon, New York time, on the business day immediately following the date on which a valid order to create a Master Unit Basket is accepted by the Master Fund, at the net asset value of 200,000 Master Fund Units as of the closing time of the American Stock Exchange (Amex) or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Master Unit Basket is accepted by the Master Fund.

(4)	Fees and Expenses

(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of its shares are paid by the Managing Owner. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of the Master Fund’s trading operations will also be paid by the Managing Owner.

(b)	Management Fee

The Master Fund will pay the Managing Owner a management fee (the Management Fee), monthly in arrears, in an amount equal to 0.50% per annum of the net asset value of Master Fund. No separate management fee will be paid by any Fund. The Management Fee will be paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(c)	Brokerage Commissions and Fees

The Master Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, National Futures Association fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Commodity Broker’s brokerage commissions and trading fees will be determined on a contract by contract basis.

(continued)

DB US DOLLAR INDEX BEARISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

(d)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner will pay all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, computer services, the fees and expenses of the Trustee (Wilmington Trust Company), legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

(e)	Extraordinary Fees and Expenses

The Master Fund will pay all the extraordinary fees and expenses (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust), if any, of itself and of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(f)	Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and brokerage commissions and fees of the Fund and the Master Fund will be paid, upon commencement of operations, first out of interest income from the Master Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover the fees and expenses of the Fund and the Master Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Master Fund’s fixed income securities.

(5)	Termination

The term of the Master Fund is perpetual unless terminated earlier in certain circumstances.

(6)	Redemptions

On any business day, the Fund may place an order with the Managing Owner to redeem one or more Master Unit Baskets. Redemption orders must be placed by the Order Cut-Off Time (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust). The day on which the Managing Owner receives a valid redemption order is the redemption order date. The redemption procedure allows the Fund to redeem Master Unit Baskets.

The redemption proceeds from the Master Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Master Unit Baskets requested in the Fund’s redemption order as of the closing time of the Amex or the last to close of the exchanges on which the Master Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner on behalf of the Master Fund will distribute the cash redemption amount to the Fund no later than noon, New York time, on the business day immediately following the redemption order date.

(continued)

DB US DOLLAR INDEX BEARISH MASTER FUND

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Statement of Financial Condition

August 15, 2006

The redemption proceeds due from the Master Fund are delivered to the Fund no later than noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Master Fund account has been credited with the Master Unit Baskets to be redeemed. If the Master Fund’s account has not been credited with all of the Master Unit Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Master Unit Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Master Unit Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Master Unit Baskets to be redeemed are credited to the Master Fund’s account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be canceled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Master Unit Baskets to be redeemed are not credited to the Master Fund’s account by noon, New York time, on the business day immediately following the redemption order date if the Fund has collateralized its obligation to deliver the Master Unit Baskets on such terms as the Managing Owner may determine from time-to-time.

Independent Auditors’ Report

The Unitholder

DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB Commodity Services LLC (the Company) as of December 31, 2005, and the related statements of changes in member’s capital and cash flows for period from May 23, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Services LLC as of December 31, 2005, and changes in its member’s capital and its cash flows for the period from May 23, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

New York, New York

July 7, 2006

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition

December 31, 2005

Assets
Cash and cash equivalents	$50,000
Investment in DB Commodity Index Tracking Fund	1,000
Investment in DB Commodity Index Tracking Master Fund	1,000

Total assets	$52,000

Liabilities and Member’s Capital
Liabilities:
Due to Deutsche Bank U.S. Financial Markets Holding Corporation	$2,000
Member’s Capital:	50,000

Total member’s capital	50,000

Total liabilities and member’s capital	$52,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Changes in Member’s Capital

Period from May 23, 2005 (inception) through December 31, 2005

Member’s Capital, May 23, 2005 (inception)	$—
Capital contribution from Deutsche Bank U.S. Financial Markets Holding Corporation	50,000

Member’s capital, December 31, 2005	$50,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows

Period from May 23, 2005 (inception) to December 31, 2005

Cash flows from operating activities:
Increase in due to Deutsche Bank U.S. Financial Markets Holding Corporation	$2,000

Net cash provided by operating activities	2,000

Cash flows from investing activities:
Payment for investments in the Fund and Master Fund	(2,000)

Net cash used in investing activities	(2,000)

Cash flows from financing activities:
Capital contribution from Deutsche Bank U.S. Financial Markets Holding Corporation	50,000

Net cash provided by financing activities	50,000

Net change in cash and cash equivalents	50,000
Cash at May 23, 2005 (inception)	—

Cash at December 31, 2005	$50,000

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the Company, or the Managing Owner), a Delaware limited liability company, was formed on May 23, 2005, and is a wholly owned subsidiary of Deutsche Bank AG. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of DB Commodity Index Tracking Fund (the Fund) and DB Commodity Index Tracking Master Fund (the Master Fund) and is also the commodity pool operator and commodity trading advisor for the Master Fund and the Fund.

It is Deutsche Bank AG’s intention to launch a series of commodities and currencies index based funds and master funds for which the Company will be the Managing Owner.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. As the Company does not have any revenues or expenses during the period from May 23, 2005 through December 31, 2005, a statement of operations is not presented herein.

(b)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Company is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. It’s taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

(e)	Related Party Transactions

Upon commencement of operations of the Master Fund, the Master Fund will pay the Managing owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Fund’s shares (the Shares) will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first

(continued)

DB COMMODITY SERVICES LLC

(A Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements

December 31, 2005

36 months after the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

Should the Master Fund or the Fund not commence operations, none of the organization and offering costs will be reimbursed by the Master Fund. As of December 31, 2005, approximately $1,613,218 of organization costs has been incurred by Deutsche Bank AG. The organization costs will be transferred to the Managing Owner once the Master Fund and the Fund commence operations after the year end.

Upon inception of the Fund and the Master Fund, 40 General Units of each of the Fund and the Master Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 to the Fund and $1,000 to the Master Fund funded on behalf of Deutsche Bank AG by Deutsche Bank U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The General Units subsequently were transferred to the Managing Owner in consideration of the Managing Owner’s assumption of the corresponding $2,000 debt to Deutsche Bank U.S. Financial Markets Holding Corporation.

It is Deutsche Bank AG’s intention to launch a number of similar funds in which the Company will be the Managing Owner and the structure and process of launch described above will be similar.

(3)	Subsequent Events

On January 31, 2006, the DB Commodity Index Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. In addition to the initial launch, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. As a result of this launch, the Company no longer held a majority stake in the fund. After this initial offering of Limited Shares, an additional 9,400,000 Limited Shares were issued by the Fund to Authorized Participants for $458,015,414 through the period ended May 31, 2006.

On April 12, 2006 the Managing Owner contributed $1,000 in capital to both DB Currency Index Value Fund and DB Currency Index Value Master Fund. These contributions were made to create a similar fund structure to the DB Commodity Index Fund, for the DB Currency Index Value Fund. The fund has not commenced operations.

On March 2, 2006, DB Commodity Index Tracking Fund filed an 8-K to affect a change to the organization costs being reimbursed to the Managing Owner, which reduced the cap on the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses from 0.5% per annum to 0.1% per annum.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Financial Condition (unaudited)

June 30, 2006

Assets
Receivable from DB Commodity Index Tracking Master Fund	$2,008,179
Receivable from DB G10 Currency Harvest Master Fund	1,064,500
Investment in PowerShares DB Commodity Index Tracking Fund	1,000
Investment in DB Commodity Index Tracking Master Fund	1,000
Investment in PowerShares DB G10 Currency Harvest Fund	1,000
Investment in DB G10 Currency Harvest Master Fund	1,000

Total assets	$3,076,679

Liabilities and Member’s Capital
Liabilities:
Bank Overdraft	$1,044,374
Administration fees payable	897,750

Total Liabilities	1,942,124

Member’s Capital:
Member’s capital	50,000

Accumulated earnings	1,084,555

Total member’s capital	1,134,555

Total liabilities and member’s capital	$3,076,679

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Operations (unaudited)

For the Six Months Ended June 30, 2006

For the Six Months Ended June 30, 2006
Income
Management fees	$1,320,933
Total Income	1,320,933
Expenses
Administration costs	236,378
Total Expenses	236,378

Net Income	$1,084,555

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Changes in Member’s Capital (unaudited)

For the Six Months Ended June 30, 2006

Member’s capital, January 1, 2006:	$50,000
Net income	1,084,555

Member’s capital, June 30, 2006	$1,134,555

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Statement of Cash Flows (unaudited)

For the Six Months Ended June 30, 2006

Cash flows used in operating activities:
Net Income	$1,084,555
Increase in administrative cost accrual	897,750
Increase in due from DB Commodity Index Tracking Master Fund	(2,008,179)
Increase in due from DB G10 Currency Harvest Master Fund	(1,064,500)
Decrease in due to DB US Financial Market Holdings	(2,000)
Net cash outflow from operating activities	(1,092,374)
Cash flows used in investing activities:
Payments for investments in the DB G10 Currency Harvest Master Fund and PowerShares DB G10 Currency Harvest Fund	(2,000)

Net change in cash and cash equivalents	(1,094,374)

Cash at January 1, 2006	50,000

Bank overdraft at June 30, 2006	$(1,044,374)

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements (unaudited)

June 30, 2006

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the Company, or the Managing Owner), a Delaware limited liability company, was formed on May 23, 2005, and is an indirect wholly owned subsidiary of Deutsche Bank AG. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company serves as the managing owner of PowerShares DB Commodity Index Tracking Fund (the Fund) and its subsidiary, DB Commodity Index Tracking Master Fund (the Master Fund), each of which were formed as Delaware statutory trusts on May 23, 2005. The Fund was originally named “DB Commodity Index Tracking Fund”. The Fund changed its name to “PowerShares DB Commodity Index Tracking Fund” effective August 10, 2006. The Company also serves as the commodity pool operator and commodity trading advisor for the Master Fund and the Fund.

On January 31, 2006, the DB Commodity Index Tracking Master Fund commenced operations with the sale of 2,000,000 Limited Units to the Fund in exchange for $48,500,000. In addition to the initial launch, the Fund commenced operations with the sale of 2,000,000 Limited Shares to an Authorized Participant in exchange for $48,500,000. As a result of this launch, the Company no longer held a majority stake in the Fund. After this initial offering of Limited Shares, an additional 19,800,000 Limited Shares were issued by the Fund to Authorized Participants for $482,990,666 through the period ended June 30, 2006.

On April 12, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund (formerly DB Currency Index Value Fund and DB Currency Index Value Master Fund). These contributions to PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund were made to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

(b)	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses and disclosure of contingent assets and liabilities during the reporting period of the financial statements. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements (unaudited)

June 30, 2006

(d)	Income Taxes

The Company is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. Its taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

(e)	Related Party Transactions

The following notes should be read in conjunction with the notes set forth in Section 3—“Subsequent Events” below.

The Master Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of the Master Fund. No separate management fee is paid by the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services. For the three months ended June 30, 2006 and the Six Month Period Ended June 30, 2006, management fees amounted to $1,090,900 and $1,320,933, respectively, of which $411,466 was payable to the Managing Owner as of June 30, 2006.

Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Fund’s shares (the Shares) will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months following the commencement of the Master Fund’s trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund’s trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations also will be paid by the Managing Owner or Deutsche Bank AG, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner or Deutsche Bank AG. If the Fund and the Master Fund terminate before the Managing Owner or Deutsche Bank AG have been fully reimbursed for any of the foregoing expenses, the Managing Owner or Deutsche Bank AG will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner or Deutsche Bank AG in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the average daily net asset value of the Master Fund.

Expenses incurred in connection with organizing PowerShares DB G10 Currency Harvest Fund (formerly known as DB Currency Index Value Fund), DB G10 Currency Harvest Master Fund (formerly known as DB Currency Index Value Master Fund), and the initial offering of shares of PowerShares DB G10 Currency Harvest Fund (DBV Shares) will be paid by the Managing Owner, subject to reimbursement by DB G10 Currency Harvest Master Fund, without interest, in 36 monthly payments during each of the first 36 months following the commencement of trading operations of DB G10 Currency Harvest Master Fund, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for DBV Shares during the first 36 months of its trading operations. Expenses incurred in connection with the continuous offering of the DBV Shares after the commencement of the trading operations of DB G10 Currency Harvest Master Fund will be paid by the Managing Owner, subject to reimbursement by DB G10 Currency Harvest Master Fund, without interest, in 36 monthly

(continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements (unaudited)

June 30, 2006

payments during each of the 36 months following the month in which such expenses will be paid by the Managing Owner. If PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner would not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by DB G10 Currency Harvest Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.10% per annum of the average daily net asset value of DB G10 Currency Harvest Master Fund. PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund have not commenced operations and there can be no assurance that they will commence operations.

It is the Managing Owner’s intention to launch a number of similar funds in which the Managing Owner will act as the managing owner and the structure and process of launch described above will be similar.

(3)	Subsequent Events

(a)	Effective July 12, 2006 the Managing Owner has determined to assume all Organization and Offering Expenses not yet paid by the Fund and the Master Fund. Such expenses include expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund’s trading operations and not yet paid by the Master Fund also will be paid by the Managing Owner.

(b)	Effective July 12, 2006, the Managing Owner has determined to reduce the amount of the Management Fee to 0.75% per annum of the net asset value of the Master Fund, paid monthly in arrears by the Master Fund to the Managing Owner. The Management Fee has been reduced by 0.20% per annum of the net asset value of the Master Fund. (For the avoidance of doubt, the Master Fund will pay the prior Management Fee of 0.95% per annum of the net asset value of the Master Fund in respect of the period from July 1 – 11 and the reduced Management Fee of 0.75% per annum of the net asset value of the Master Fund in respect of the period from July 12 – 31.)

(c)	Effective July 12, 2006 the Managing Owner has determined to assume all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund going forward, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Prior to July 12, 2006, all routine operational, administrative and other ordinary expenses of the Fund and the Master Fund were paid by the Master Fund.

(d)	Effective July 12, 2006 the Managing Owner has determined to assume all Organization and Offering Expenses both already incurred and to be incurred by the Managing Owner on behalf of PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund (formerly DB Currency Index Value Fund and DB Currency Index Value Master Fund).

(e)	Effective July 12, 2006 the Managing Owner has determined to assume all routine operational, administrative and other ordinary expenses of PowerShares DB G10 Currency Harvest Fund and DB

(continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements (unaudited)

June 30, 2006

G10 Currency Harvest Master Fund both already incurred and to be incurred by the Managing Owner, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Prior to July 12, 2006, all routine operational, administrative and other ordinary expenses of PowerShares DB G10 Currency Harvest Fund and DB G10 Currency Harvest Master Fund were to be paid by the Master Fund.

(f)	On July 13, 2006 the Fund and the Master Fund filed a press release dated July 12, 2006 through a Current Report on Form 8-K announcing a change with respect to certain fees and costs originally paid by the Master Fund. The management fee was reduced from 0.95% per annum to 0.75% of the net asset value of the Master Fund. The Managing Owner also assumed all of the organization and offering expenses, estimated to be up to 0.10% per annum of the daily average net asset value of the Master Fund during each month, and all of the routine operational, administrative and other ordinary expenses, estimated to be up to 0.05% per annum, for a total reduction of 0.35% per annum effective as of July 12, 2006.

(g)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Energy Fund and DB Energy Master Fund (formerly DB Energy Fund and DB Energy Master Fund). These contributions were made to PowerShares DB Energy Fund and DB Energy Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(h)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Oil Fund and DB Oil Master Fund (formerly DB Oil Fund and DB Oil Master Fund). These contributions were made to PowerShares DB Oil Fund and DB Oil Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(i)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Precious Metals Fund and DB Precious Metals Master Fund (formerly DB Precious Metals Fund and DB Precious Metals Master Fund). These contributions were made to PowerShares DB Precious Metals Fund and DB Precious Metals Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(j)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Gold Fund and DB Gold Master Fund (formerly DB Gold Fund and DB Gold Master Fund). These contributions were made to PowerShares DB Gold Fund and DB Gold Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(k)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Silver Fund and DB Silver Master Fund (formerly DB Silver Fund and DB Silver Master Fund). These contributions were made to PowerShares DB Silver Fund and DB Silver Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)

Notes to Financial Statements (unaudited)

June 30, 2006

(l)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Base Metals Fund and DB Base Metals Master Fund (formerly DB Base Metals Fund and DB Base Metals Master Fund). These contributions were made to PowerShares DB Base Metals Fund and DB Base Metals Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(m)*	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB Agriculture Fund and DB Agriculture Master Fund (formerly DB Agriculture Fund and DB Agriculture Master Fund). These contributions were made to PowerShares DB Agriculture Fund and DB Agriculture Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

(n)**	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB US Dollar Index Bullish Fund and DB US Dollar Index Bullish Master Fund. These contributions were made to PowerShares DB US Dollar Index Bullish Fund and DB US Dollar Index Bullish Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced.

(o)**	On August 3, 2006 the Managing Owner contributed $1,000 in capital to both PowerShares DB US Dollar Index Bearish Fund and DB US Dollar Index Bearish Master Fund. These contributions were made to PowerShares DB US Dollar Index Bearish Fund and DB US Dollar Index Bearish Master Fund to create a similar fund structure to PowerShares DB Commodity Index Tracking Fund and DB Commodity Index Tracking Master Fund. The fund has not commenced operations.

*	Each of PowerShares DB Energy Fund (formerly DB Energy Fund), PowerShares DB Oil Fund (formerly DB Oil Fund), PowerShares DB Precious Metals Fund (formerly DB Precious Metals Fund), PowerShares DB Gold Fund (formerly DB Gold Fund), PowerShares DB Silver Fund (formerly DB Silver Fund), PowerShares DB Base Metals Fund (formerly DB Base Metals Fund) and PowerShares DB Agriculture Fund (formerly DB Agriculture Fund) is a separate series of PowerShares DB Multi-Sector Commodity Trust, a Delaware statutory trust organized in seven separate series. Each of DB Energy Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund and DB Agriculture Master Fund is a separate series of DB Multi-Sector Commodity Master Trust, a Delaware statutory trust organized in seven separate series.
**	Each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund is a separate series of PowerShares DB US Dollar Index Trust, a Delaware statutory trust organized in two separate series. Each of DB US Dollar Index Bullish Master Fund and DB US Dollar Index Bearish Master Fund is a separate series of DB US Dollar Index Master Trust, a Delaware statutory trust organized in two separate series.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund

PowerShares DB US Dollar Index Bearish Fund

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 19 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

[DATE], 2006

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

General Information Relating to
Deutsche Bank AG	148

The Futures Markets	148

Futures Contracts	148
Hedgers and Speculators	149
Futures Exchanges	149
Daily Limits	149
Regulations	150
Margin	150

Exhibit A—Privacy Notice	P–1

GENERAL INFORMATION RELATING TO DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2005, the issued share capital of Deutsche Bank AG amounted to euro 1,392,266,870, consisting of 543,854,246 ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo and Vienna and on the Swiss Exchange.

As of December 31, 2005, the Deutsche Bank Group had total assets of euro 992.2 billion, total liabilities of euro 962.3 billion and shareholders’ equity of euro 29.9 billion. Please refer to Deutsche Bank AG’s Annual Report on Form 20-F, which is incorporated by reference herein, for additional financial information and financial statements.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face—The Net Asset Value Calculation of the Master Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is not Available on the Date of Net Asset Value Calculation.”

Although the DX Contracts that the Master Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by PowerShares DB US Dollar Index Trust (the “Trust”) and DB Commodity Services LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, the Commodity Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Trust.

P-1

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$10,700
National Association of Securities Dealers, Inc. Filing Fee	10,500
Printing Expenses	100,000
Fees of Certified Public Accountants	100,000
Fees of Counsel	400,000
Miscellaneous Offering Costs	800

Total	$622,000

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Trust and the Master Trust filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Master Trust (or any Master Fund separately to the extent the matter in question relates to a single Master Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Trust and has determined, in good faith, that such course of conduct was in the best interests of the Master Trust and such liability or loss was not the result of negligence, misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
1.1	Form of Initial Purchaser Agreement

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Registrant

4.2	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant

4.3	Form of Participant Agreement

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Customer Agreement

10.2	Form of Administration Agreement

10.3	Form of Global Custody Agreement

10.4	Form of Transfer Agency and Service Agreement

10.5	Form of Distribution Services Agreement

23.1	Consent of Sidley Austin LLP is included as part of Registration Statement

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Registration Statement

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

(b) The following financial statements are included in the Prospectus:

(1)	PowerShares DB US Dollar Index Bullish Fund

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statement of Financial Condition as of August 15, 2006

(iii)	Notes to Statement of Financial Condition

(2)	DB US Dollar Index Bullish Master Fund

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statement of Financial Condition as of August 15, 2006

(iii)	Notes to Statement of Financial Condition

(3)	PowerShares DB US Dollar Index Bearish Fund

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statement of Financial Condition as of August 15, 2006

(iii)	Notes to Statement of Financial Condition

(4)	DB US Dollar Index Bearish Master Fund

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statement of Financial Condition as of August 15, 2006

(iii)	Notes to Statement of Financial Condition

(5)	DB Commodity Services LLC

(i)	Independent Auditors’ Report

(ii)	Statement of Financial Condition as of December 31, 2005

(iii)	Statement of Changes in Member’s Capital For the Period from May 23, 2005 (inception) through December 31, 2005

(iv)	Statement of Cash Flows For the Period from May 23, 2005 (inception) through December 31, 2005

(v)	Notes to the Financial Statements

(vi)	Statement of Financial Condition (unaudited) as of June 30, 2006

(vii)	Statement of Operations (unaudited) For the Six Months Ended June 30, 2006

(viii)	Statement of Changes in Member’s Capital (unaudited) For the Six Months Ended June 30, 2006

(ix)	Statement of Cash Flows (unaudited) For the Six Months Ended June 30, 2006

(x)	Notes to the Financial Statements (unaudited)

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 16th day of October, 2006.

PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer and Principal Financial Officer

DB US Dollar Index Master Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ KEVIN RICH
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ GREGORY COLLETT
Name:	Gregory Collett
Title:	Chief Operating Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	October 16, 2006

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer and Principal Financial Officer	October 16, 2006

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	October 16, 2006

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant and Co-Registrant

/s/ KEVIN RICH Name: Kevin Rich	Director and Chief Executive Officer (Principal Executive Officer)	October 16, 2006

/s/ GREGORY COLLETT Name: Gregory Collett	Chief Operating Officer and Principal Financial Officer	October 16, 2006

/s/ ROBERT LAZARUS Name: Robert Lazarus	Director	October 16, 2006